UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Ingram Micro Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREOWNERS
TO BE HELD MAY 25, 2004

To our shareowners:

     We will hold our annual meeting of shareowners at our Santa Ana campus, 1600 E. Saint Andrew Place, Santa Ana, California 92705, on Tuesday, May 25, 2004, at 10:00 a.m. local time. We are holding this meeting:

(1)	To elect three directors for a three-year term and one director for a one-year term; and

(2)	To transact any other business that properly comes before the meeting.

     All holders of record of shares of common stock at the close of business on March 26, 2004 are entitled to vote at the meeting or any postponements or adjournments of the meeting. Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope or vote via telephone or the Internet in accordance with the instructions on the enclosed proxy card. If you attend the meeting, you may vote your shares in person, which will revoke any prior vote.

If you plan to attend:

     Please note that registration and seating will begin at 9:00 a.m. Each shareowner may be asked to present a valid picture identification, such as a driver’s license or passport. Shareowners holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. In order to vote their shares at the meeting, street name holders must obtain from the record holder a proxy issued in their name.

By order of the Board of Directors,

Larry C. Boyd
Senior Vice President, Secretary and General Counsel
April 23, 2004
Santa Ana, California

i

ii

1600 East Saint Andrew Place
Santa Ana, California 92705

PROXY STATEMENT

     This proxy statement contains information related to the annual meeting of our shareowners to be held on Tuesday, May 25, 2004, beginning at 10:00 a.m., local time, at our Santa Ana campus, 1600 E. Saint Andrew Place, Santa Ana, California 92705, and at any postponements or adjournments thereof. The enclosed form of proxy is solicited by our Board of Directors. The date of this proxy statement is April 23, 2004. It is first being mailed to our shareowners on April 23, 2004.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, shareowners will act on the matters described in the notice of meeting on the cover page of this proxy statement:

(1)	To elect three directors for a three-year term and one director for a one-year term; and

(2)	Any other business that properly comes before the meeting.

     In addition, our management intends to report on our performance during fiscal year 2003 and respond to questions from shareowners.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors. The Board’s recommendation with respect to the election of directors is set forth together with the description of Proposal One in this proxy statement. The Board recommends a vote for election of the nominated slate of directors (see page 4).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What shares can I vote?

     You may vote all shares of common stock owned by you as of the close of business on March 26, 2004, the record date. These shares include: (1) shares held directly in your name as shareowner of record (including shares purchased through one of our employee stock purchase plans) and (2) shares held in “street name” for you as the beneficial owner through a broker, bank or other nominee (including shares purchased and held through our 401(k) plan).

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

     Most of our shareowners hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Shareowner of Record. If your shares are registered in your name with our transfer agent, Equiserve, you are considered, with respect to those shares, the shareowner of record, and Equiserve is sending these proxy materials directly to you. As the shareowner of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

     Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered a beneficial owner of shares held in street name, and these proxy materials have been forwarded to you by your broker, bank or nominee, which is considered, with respect to those shares, the shareowner of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. However, since you are not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareowner of record giving you the right to vote the shares. Your broker, bank or other nominee should have enclosed or provided a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares.

What are the voting rights of shareowners?

     Please note that each outstanding share of our Class B common stock was converted into an outstanding share of our Class A common stock on November 6, 2001. Therefore, holders of stock certificates for Class B common stock are in fact holders of an equal number of shares of Class A common stock. Each outstanding share of Class A common stock will be entitled to one vote on each matter to be voted upon at the meeting. All references to “common stock” in this proxy statement refer to our Class A common stock.

     No cumulative rights are authorized and dissenters’ rights are not applicable to the matters being voted upon.

How can I vote my shares?

     In Person. Shares held directly in your name as the shareowner of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification.

     If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you may vote those shares in person only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

     Without Attending the Meeting. Whether you hold shares directly as the shareowner of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy to us or, for shares held in street name, by submitting voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or the voting instruction card provided by your broker, bank or other nominee.

•	By Internet. If you have Internet access, you may submit your proxy from any location in the world by following the “To vote over the Internet” instructions on the proxy card. The deadline for voting electronically is 11:59 p.m. (Eastern Daylight Time) on May 24, 2004.

•	By Telephone. You may submit your proxy by following the “To vote by telephone” instructions on the proxy card. The deadline for voting by telephone is 11:59 p.m. (Eastern Daylight Time) on May 24, 2004.

•	By Mail. You may do this by signing your proxy card, or for shares held in street name, the voting instruction card included by your broker, bank or other nominee, and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as described below under “How are votes counted?” The deadline for voting by mail is 5:00 p.m. (Eastern Daylight Time) on May 24, 2004 (your proxy card must be received by that time).

     401(k) shares. If you participate in our 401(k) Investment Savings Plan, you may vote an amount of shares of common stock equivalent to the interest in common stock credited to your account as of the record date. You may vote by instructing Putnam Trust Company, the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions if they are received by May 21, 2004.

Can I change my vote?

     You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person (even if you voted by Internet or by telephone). Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker, bank or other nominee. For shares held through our 401(k) plan, you may revoke previously given voting instructions by May 21, 2004 by filing with the trustee of the plan either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

Will my shares be voted if I don’t sign a proxy?

     If you hold your shares directly in your own name, they will not be voted unless you provide a signed proxy via mail or vote via the Internet or by telephone, or attend the meeting and vote in person. Under certain circumstances, shares that you own that are held by a broker may be voted even if you do not provide voting instructions to the broker. Brokerage firms have the authority under the New York Stock Exchange’s (“NYSE”) rules to vote customers’ unvoted shares on certain “routine” matters. The election of directors is considered to be a “routine” matter and, therefore, your broker has the authority to vote your unvoted shares for or against the directors nominated.

How are votes counted?

     In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to any or all of the nominees. If any other matters are voted on at the annual meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

     Our Board of Directors is asking for your proxy. Giving your proxy to the persons named by us means you authorize them to vote your shares at the meeting in the manner you direct. If you sign and return the enclosed proxy card, but do not specify how your shares are to be voted, your shares will be voted as follows:

(1)	“FOR” the election of each of the three nominated Class III directors (who will serve three-year terms) and the one nominated Class I director (who will serve a one-year term); and

(2)	as recommended by the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders on any other matters that may properly come before the meeting;

except that, in each case, any shares you hold in our 401(k) plan will be voted in proportion to the way the other 401(k) plan participants vote their shares.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of March 26, 2004, the record date, 155,208,624 shares of our common stock were outstanding.

     If you do not vote, or if a broker, bank or other nominee holding your shares in “street name” indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose. You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker, bank or other nominee, you may also get material from them asking how you want to vote. To be sure that all your shares are voted, we encourage you to respond to each request you receive.

     Shares represented by proxies marked “WITHHELD” and “ABSTAIN” will be counted as present for purposes of calculating a quorum.

What vote is required to elect the directors?

     The three director candidates standing for election to three-year terms that receive the most “FOR” votes will be elected to the three seats on the Board to be filled at the meeting for a term of three years. The one director candidate standing for election to a one-year term that receives the most “FOR” votes will be elected to the one seat on the Board to be filled at the meeting for a term of one year. Withholding authority to vote for a candidate and broker non-votes will only reduce the number of votes a candidate receives.

What does it mean if I receive more than one proxy or voting instruction card?

     It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

     We will announce final voting results at the meeting and publish these final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2004, which is required to be filed by August 12, 2004.

Who will bear the costs of soliciting proxies?

     Our company will bear the costs of soliciting proxies.

PROPOSAL ONE —
ELECTION OF DIRECTORS

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote “for” the election of each of the nominees for election as directors described below, which is designated as Proposal No. 1 on the enclosed proxy card.

     Our Board of Directors oversees the management of our company on your behalf. Our Certificate of Incorporation and Bylaws currently provide for a classified Board of Directors. Each person elected as a Class III director at the annual meeting will serve a three-year term expiring at the 2007 annual meeting of shareowners. The person elected as a Class I director at the annual meeting will serve a one-year term expiring at the 2005 annual meeting. Our Governance Committee has recommended to the Board of Directors, and the Board of Directors has nominated for re-election, four of the persons currently serving as directors, whose terms are expiring at this annual meeting of shareowners. Business background information on each of our directors is given below.

Nominees for election as Class III Directors (terms expiring at the 2007 annual meeting)

Orrin H. Ingram II	Director since September 1999

Mr. Ingram, age 43, is President and Chief Executive Officer of Ingram Industries Inc. Mr. Ingram held numerous positions with Ingram Materials Company and Ingram Barge Company before being named Co-President of Ingram Industries in January 1996. He was named to his present position as President and Chief Executive Officer of Ingram Industries in June 1999. He remains Chairman of Ingram Barge Company. Mr. Ingram serves on the Board of Directors of eSkye.com and is on the Advisory Board of SunCom.

Michael T. Smith	Director since May 2001

Mr. Smith, age 60, is the former Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, a world leading provider of digital television entertainment, broadband services, satellite-based private business networks, and global video and data broadcasting, serving from October 1997 to May 2001.

Prior to assuming such positions in October 1997, Mr. Smith was Vice Chairman of Hughes Electronics and Chairman of Hughes Aircraft Company, responsible for the aerospace, defense electronics and information systems businesses of Hughes Electronics. He joined Hughes Electronics in 1985, the year the company was formed, as Senior Vice President and Chief Financial Officer after spending nearly 20 years with General Motors Corporation in a variety of financial management positions. Mr. Smith is a member of the Board of Directors of Alliant Techsystems, Inc., Teledyne Technologies and Flir Inc.

Joe B. Wyatt	Director since October 1996

Mr. Wyatt, age 68, has been Chancellor Emeritus of Vanderbilt University in Nashville, Tennessee, since his retirement as Chancellor of Vanderbilt University, a position that he held from 1982 to 2000. Mr. Wyatt has also been a principal of The Washington Advisory Group since August 2000. Mr. Wyatt was previously a Director of Ingram Industries from April 1990 through October 1996. Mr. Wyatt is a Director of El Paso Corporation and Hercules Incorporated. He also serves as Chairman of the University Research Association, New American Schools and the Education Quality Institute.

Nominee for election as Class I Director (term expiring at the 2005 annual meeting)

Howard I. Atkins	Director since April 2004

Mr. Atkins, age 53, is Executive Vice President and Chief Financial Officer of Wells Fargo & Company in San Francisco, California. Prior to joining Wells Fargo in 2001, Mr. Atkins was Executive Vice President and Chief Financial Officer of New York Life Insurance Company in New York, New York from 1996 to 2001. Mr. Atkins also served as Executive Vice President and Chief Financial Officer of New Jersey-based Midatlantic National Bank from 1991 to 1996. Mr. Atkins joined the former Chase Manhattan Bank in 1974 and was, successively, in asset/liability management, U.S. capital markets/derivatives, head of Capital Markets for Europe, the Middle East and Africa, and head of the Bank’s worldwide derivatives trading business. He was Chase Manhattan Bank’s treasurer from 1988 until 1991 when he became Chief Financial Officer of Midlantic Corporation. Our board appointed Mr. Atkins as a director in April 2004, pursuant to our Bylaws.

Class II Directors continuing in office with terms expiring at the 2006 annual meeting

John R. Ingram	Director since April 1996

Mr. Ingram, age 42, is Vice Chairman of Ingram Industries Inc. and is also Chairman of Ingram Distribution Holdings, Ingram Industries’ operating division of Ingram Book Group related companies. Ingram Industries is a Nashville, Tennessee company with various operating divisions: Ingram Book Group, a leading wholesaler of trade books, textbooks and specialty magazines; Lightning Source Inc., a print-on-demand and digital content company; Ingram Marine Group, which includes Ingram Barge Company and Ingram Materials Company; and Ingram Insurance Group, a provider of nonstandard automobile insurance in seven states and by means of the Internet through the Permanent General Companies. He was Co-President of Ingram Industries from January 1996 to June 1999. Mr. Ingram was also President of Ingram Book Company from January 1995 to October 1996. Mr. Ingram served as our Acting Chief Executive Officer from May 1996 to August 1996 and held a variety of positions at our company from 1991 through 1994, including Vice President of Purchasing and Vice President of Management Services at Ingram Micro Europe, and Director of Purchasing.

Dale R. Laurance	Director since May 2001

Dr. Laurance, age 58, has been the President of Occidental Petroleum Corporation since 1996. Dr. Laurance has also served as a Director of Occidental Petroleum Corporation since 1990. In addition, Dr. Laurance has been Chairman of the Board, President and Chief Executive Officer of Occidental Oil and Gas Corporation since 1999. Occidental Petroleum Corporation explores for, develops, produces and markets crude oil and natural gas, manufactures and markets basic chemicals, and has various ownership interests in petrochemicals. Dr. Laurance is a member of the Board of Directors of Jacobs Engineering Group Inc.

Gerhard Schulmeyer	Director since July 1999

Mr. Schulmeyer, age 65, is Professor of Practice at the MIT Sloan School of Management. Mr. Schulmeyer assumed this position in January 2002 after serving as President and Chief Executive Officer of Siemens Corporation, the holding company for U.S. businesses of Siemens AG (Munich, Germany), a world leader in electrical engineering and electronics in the information and communications, automation and control, power, transportation, medical and lighting fields, from January 1999 to December 2001. Prior to assuming such positions, he served as President and Chief Executive Officer of Siemens Nixdorf, Munich/Paderborn, a position he held since 1994. Mr. Schulmeyer serves on the Board of Directors of Alcan Inc., Zurich Financial Services, and Korn/Ferry International.

Class I Directors continuing in office with terms expiring at the 2005 annual meeting

Kent B. Foster	Director since March 2000

Mr. Foster, age 60, was elected Chairman of the Board in May 2000 and is also our Chief Executive Officer. Mr. Foster joined us as Chief Executive Officer and President in March 2000 after a 29-year career at GTE Corporation, a leading telecommunications company with one of the industry’s broadest arrays of products and services. From 1995 through 1999, Mr. Foster served as President of GTE Corporation and was a member of GTE’s Board of Directors from 1992 to 1999, serving as Vice Chairman of the Board from 1993 to 1999. In addition, he currently serves on the Board of Directors of Campbell Soup Company, Inc., J.C. Penney Company, Inc., and New York Life Insurance Company.

Martha R. Ingram	Director since May 1996

Mrs. Ingram, age 68, is the Chairman of the Board of Ingram Industries and served as Chief Executive Officer of Ingram Industries from May 1996 to June 1999. She previously served as our Chairman of the Board from May 1996 to August 1996 and as Director of Public Affairs of Ingram Industries from 1979 to June 1995. Mrs. Ingram serves as President of the Board of Trust of Vanderbilt University. She also serves on the Board of Directors of Weyerhaeuser Company and AmSouth BankCorp.

     Martha R. Ingram is the mother of John R. Ingram and Orrin H. Ingram II. There are no other family relationships among our directors or executive officers.

What are the requirements for Board membership?

     We have entered into a board representation agreement, as amended, with Martha Ingram, John Ingram and Orrin Ingram II, certain trusts created for their benefit and a charitable trust and foundation created by the Ingram family (the “Ingram Family Stockholders”). Under the board representation agreement and related provisions of our Bylaws, so long as the Ingram Family Stockholders and their permitted transferees (as defined in the board representation agreement) own in excess of 25,000,000 shares of our outstanding common stock, proposed directors (together with the continuing Board of Directors) are required to consist of the following: (1) three individuals designated by the Ingram Family Stockholders, (2) one individual designated by our Chief Executive Officer and (3) four or five individuals who are neither members of the Ingram family nor our executive officers or employees (“non-Ingram family independent directors”). Directors designated by the Ingram Family Stockholders may, but are not required to, include Mrs. Ingram, any of her legal descendants, or any of their respective spouses. Martha Ingram, John Ingram and Orrin Ingram II are considered directors designated by the Ingram Family Stockholders. Mr. Foster is considered our Chief Executive Officer designee. Messrs. Atkins, Laurance, Schulmeyer, Smith and Wyatt are considered independent directors. Each of the parties to the board representation agreement (other than Ingram Micro) has agreed to vote his, her or its shares of common stock in favor of the proposed nominees who fit within the qualifications set out in the agreement.

     The Ingram Family Stockholders have agreed to terminate the board representation agreement. Our Board of Directors expects to authorize us to enter into a termination agreement with the Ingram Family Stockholders at its regular scheduled meeting immediately following the 2004 annual meeting of shareowners. We expect to enter into the termination agreement at that Board meeting, at which time the board representation agreement will be terminated with no further effect. In addition, our Bylaws will be amended at that time to remove the provisions relating to the Ingram Family Stockholders’ rights under the board representation agreement.

What are the other rights of the Ingram Family Stockholders under the board representation agreement?

     In addition to provisions relating to the designation of directors described above, the board representation agreement provides as follows:

     Certain types of corporate transactions, including transactions involving the potential sale or merger of Ingram Micro; the issuance of additional equity, warrants or options; acquisitions involving aggregate consideration in excess of 10% of our stockholders’ equity; any guarantee of indebtedness of an entity other than a subsidiary of Ingram Micro exceeding 5% of our stockholders’ equity; or the incurrence of indebtedness in a transaction which could reasonably be expected to reduce our investment rating (1) lower than one grade below the rating in effect immediately following our initial public offering in November 1996 or (2) below investment grade, may not be entered into without the written approval of at least a majority of the voting power deemed to be held (for purposes of the board representation agreement) by the Ingram Family Stockholders and their permitted transferees.

     The board representation agreement will terminate by its terms on the date on which the Ingram Family Stockholders and their permitted transferees collectively cease to beneficially own at least 25,000,000 shares of our common stock (as such number may be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, and other transactions in our capital stock). The trustees, who in some cases are members of the Ingram family, are authorized to make all decisions for the trusts or foundations that are parties to the agreement. See “Stock Ownership.”

     As noted above, we expect to terminate the board representation agreement, and amend our Bylaws accordingly, shortly after the 2004 annual meeting of shareowners.

How are directors compensated?

     Compensation package. Each non-executive director is entitled to receive an annual award of cash, stock options and restricted stock with an estimated value of $167,000 ($182,000 for committee chairmen). The mix of cash, stock options and restricted stock must be selected by each eligible Board member prior to January 1 of each year or promptly upon initial election to the Board, as the case may be. The award will be pro rated for partial year service. The mix of cash, stock options and restricted stock is subject to the following assumptions and restrictions:

•	Cash. If cash is selected as a component of compensation, the maximum amount that may be selected is $67,000 ($82,000 for committee chairmen).

•	Equity-based compensation. Equity-based compensation must be selected as a component of compensation. The equity-based compensation may consist of stock options, restricted stock or a combination thereof and must have a value of at least $100,000. The sum of the cash retainer and the value of the equity-based compensation selected may not exceed $167,000 ($182,000 for committee chairmen).

•	Stock Options. Options will be granted as non-qualified stock options at the time of the first semi-annual stock option grant made to our management each year (normally the first business day in February). The number of options to be granted will be based on the Black-Scholes calculation used to determine the management stock option grant. Options will be exercisable at the closing price of our common stock on the NYSE on the date of grant, vest one-twelfth per month and have a term of ten years.

•	Restricted Stock. Restricted stock will be granted on the date of the first semi-annual grant of stock options to our management each year. The number of shares to be granted will be equal to the dollar value of the amount of restricted stock selected divided by the closing price of our common stock on the NYSE on the date of grant rounded up to the next whole share. Restrictions on disposition of the shares will lapse one year after the grant date.

•	Meeting Fees. Non-executive directors also receive a cash fee of $1,000 for each Board and committee meeting they attend, whether in person or by conference telephone call.

     Other. Each director is required to achieve and maintain ownership of at least 15,000 shares of our common stock (with vested but unexercised stock options counted as outstanding shares) beginning five years from the date of his or her election to the Board. All current directors, other than our recently elected director, Mr. Atkins, meet this stock ownership requirement. Each director is also reimbursed for expenses incurred in attending meetings of the Board and Board committees. Beginning in 2004, each director is also able to elect to defer his or her cash compensation through a non-qualified deferral plan.

     Fiscal 2003. We made the following awards as of February 3, 2003 to our Board members for their 2003 compensation based on each of their elections (for cash, stock options, restricted stock, or a combination thereof):

			Restricted
Name of Director	Cash (1)	Stock Options (2)	Stock (3)
John R. Ingram	$40,000	7,801	5,748
Martha R. Ingram	40,000	17,941	—
Orrin H. Ingram II	40,000	7,801	5,748
Dale R. Laurance	—	7,801	8,842
Gerhard Schulmeyer	35,000	7,801	5,748
Michael T. Smith	—	7,801	8,842
Joe B. Wyatt	40,000	7,801	5,748

(1)	Paid in quarterly installments.

(2)	Options to purchase common stock at $11.31 per share which vested one-twelfth per month for twelve months, commencing March 3, 2003, and expire ten years from the grant date.

(3)	Restrictions on disposition lapsed on February 3, 2004.

     Fiscal 2004. We made the following awards as of February 2, 2004 to our Board members for their 2004 compensation based on each of their elections (for cash, stock options, restricted stock, or a combination thereof):

			Restricted
Name of Director	Cash (1)	Stock Options(2)	Stock (3)
John R. Ingram	$82,000	—	6,010
Martha R. Ingram	82,000	16,502	—
Orrin H. Ingram II	82,000	16,502	—
Dale R. Laurance	—	—	10,037
Gerhard Schulmeyer	67,000	—	6,010
Michael T. Smith	—	8,251	7,032
Joe B. Wyatt	82,000	16,502	—

(1)	Payable in quarterly installments.

(2)	Options to purchase common stock at $16.64 per share which vest one-twelfth per month for twelve months, commencing March 2, 2004, and expire ten years from the grant date.

(3)	Restrictions on disposition will lapse on February 2, 2005.

How often did the Board meet during fiscal 2003?

     Our Board of Directors met seven times during fiscal 2003. Each director attended more than 75% of the total number of meetings of the Board and the committees on which he or she served.

CORPORATE GOVERNANCE

Key Corporate Governance Initiatives

     In fiscal 2003 and the first quarter of fiscal 2004, our Board of Directors took the following actions to continue to fulfill its commitment to the highest standards of corporate governance:

•	revised our corporate governance guidelines, including director independence standards (attached to this proxy statement as Exhibit A),

•	adopted a code of conduct for all members of the Board of Directors, officers appointed by the Board of Directors and other Ingram Micro associates (filed as exhibit 14.01 to our annual report on Form 10-K for the fiscal year ended January 3, 2004),

•	revised the Audit Committee charter, the Human Resources Committee charter and the Governance Committee charter (attached to this proxy statement as Exhibits B, C and D, respectively),

•	adopted policies on Board communications with shareowners (attached to this proxy statement as Exhibit E), and

•	adopted procedures for shareowner nominations of candidates for directors (attached to this proxy statement as Exhibit F).

     Each of these documents is available on our company website at www.ingrammicro.com. Furthermore, upon request to our Corporate Secretary at the address set forth below under “Annual Report,” we will provide a copy of our code of conduct without charge. If we make any amendment to the code of conduct or grant any waiver, including any implicit waiver, from a provision of the code of conduct to our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver at www.ingrammicro.com or on a current report on Form 8-K. Our Board also adopted a hotline policy in fiscal 2003 for the receipt, retention and treatment of complaints received about ethical, financial, accounting, internal accounting controls, auditing or legal matters concerning our company.

Committees of the Board of Directors

     Our Board of Directors has standing Audit, Executive and Finance, Governance and Human Resources Committees.

Board Committee Membership

		Executive		Human
	Audit	and Finance	Governance	Resources
Name	Committee	Committee	Committee	Committee
Kent B. Foster		*
Howard I. Atkins			*	*
John R. Ingram		* *
Martha R. Ingram			* *
Orrin H. Ingram II				* *
Dale R. Laurance	*		*
Gerhard Schulmeyer	*			*
Michael T. Smith	*	*		*
Joe B. Wyatt	* *		*

*	Member

**	Chair

     Audit Committee. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the SEC and the NYSE. The primary functions of the Audit Committee are to discharge its responsibilities as set forth in our Bylaws and the Audit Committee charter and to assist our Board of Directors’ oversight of:

•	the integrity of our financial reporting processes and systems of internal controls regarding finance, accounting, legal and ethical compliance,

•	our compliance with legal and regulatory requirements, and

•	the independence and performance of our independent accountants and internal audit department.

     In addition, the Audit Committee is charged with providing an avenue of open communication among our independent accountants, management, our internal audit department, and our Board of Directors. The Audit Committee has established and maintains procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding our accounting, internal controls or auditing matters.

     The Audit Committee also appoints our independent accountants, discusses and reviews in advance the scope of and the fees to be paid in connection with the annual audit and reviews the results of the audit with our independent accountants, monitors the independence and performance of our independent accountants, including review and approval of any non-audit services proposed by our independent accountants, reviews our compliance with applicable major accounting and financial reporting policies, reviews the adequacy of our financial organization, reviews management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices and reviews our draft annual report on Form 10-K, quarterly reports on Form 10-Q, and annual financial statements and other key accounting and/or reporting matters, and the activities and recommendations of our internal audit department. In addition, the Audit Committee is required to prepare a report to shareowners for inclusion in our annual proxy statement (see pages 18 to 19).

     Our Bylaws currently require that the Audit Committee be comprised of at least three directors, all of whom must be non-Ingram family independent directors. In connection with the anticipated termination of the board representation agreement, as noted above, the Board of Directors expects to amend our Bylaws to remove these membership requirements, after which the membership requirements for the Audit Committee will be as set forth in the Audit Committee charter, in compliance with the requirements of the Securities and Exchange Commission’s (the “SEC”) and the NYSE.

     The Audit Committee held seven meetings during fiscal 2003 and acted by written consent on one occasion.

     The SEC rules and regulations prescribe independence criteria for Audit Committee membership and the appointment of an “audit committee financial expert” to the Audit Committee. In addition, the rules of the NYSE require that:

•	each member of the Audit Committee must be an “independent director” (i.e., he or she must have no material relationship with the Company),

•	each member of the Audit Committee must be financially literate, as such qualification is interpreted by our Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee, and

•	at least one member of the Audit Committee must have accounting or related financial management expertise, as our Board interprets such qualification in its business judgment.

     Our Board of Directors has determined that each member of the Audit Committee: (1) meets the independence criteria prescribed by applicable law and rules of the SEC for Audit Committee membership and (2) is an “independent director” within the meaning of NYSE listing standards. Each member of the Audit Committee also meets the NYSE’s financial literacy requirements. No member of our Audit Committee serves on more than three audit committees of public corporations.

     In addition, the Board of Directors has designated Michael Smith as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and has determined that he also meets the NYSE’s professional experience requirements through experience gained in his previous positions as former Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, Vice Chairman of Hughes Electronics and Chairman of Hughes Aircraft Company, as Senior Vice President and Chief Financial Officer of Hughes Electronics, and in nearly 20 years with General Motors Corporation in a variety of financial management positions.

     Executive and Finance Committee. The Executive and Finance Committee’s charter states that it is the purpose of the Executive and Finance Committee to oversee the financial affairs and policies of our company and make decisions requiring the attention of the Board between regularly scheduled meetings of the Board, subject to the limitations set forth in our Bylaws.

     Pursuant to our Bylaws, the Executive and Finance Committee does not have authority to approve any of the following items, all of which require the approval of the Board: (1) any action that would require the approval of the holders of a majority of the common stock held by the Ingram Family Stockholders under the board representation agreement or that would require approval of the holders of a majority of the common stock under applicable law or under our Certificate of Incorporation or Bylaws (provided, however, that, subject to applicable law, the Board is entitled to delegate to the Executive and Finance Committee the authority to negotiate and finalize actions, the general terms of which have been approved by the Board); (2) any acquisition with a total aggregate consideration in excess of 2% of our stockholders’ equity; (3) any action outside the ordinary course of our business; or (4) any other action involving a material shift in policy or business strategy for our company.

     Our Bylaws currently require that the Executive and Finance Committee be comprised of a director designated by the Ingram Family Stockholders, a director designated by our Chief Executive Officer and a director who is a non-Ingram family independent director. In connection with the anticipated termination of the board representation agreement, as noted above, the Board of Directors expects to amend our Bylaws to remove these membership requirements, after which the membership requirements for the Executive and Finance Committee will be as set forth in the Executive and Finance Committee charter.

     In fiscal 2003, the Executive and Finance Committee held six meetings.

     Governance Committee. The Governance Committee is responsible for developing and recommending to the Board a set of corporate governance principles applicable to our company, and thereafter recommending such changes as it deems appropriate to maintain effective corporate governance. In addition, the Governance Committee is responsible for identifying candidates for election to the Board of Directors, developing and reviewing background information for candidates, making recommendations to the Board regarding such candidates, reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareowners, and designating members of Board committees. Any shareowner wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director.

     Our Bylaws currently require that the Governance Committee be comprised of three directors. One of the members must be a director designated by the Ingram Family Stockholders and one of the members must be a non-Ingram family independent director. The third member of the Governance Committee must be a director designated by the Ingram Family Stockholders if a majority of such directors shall so request and otherwise must be a non-Ingram family independent director. In connection with the anticipated termination of the board representation agreement, as noted above, the Board of Directors expects to amend our Bylaws to remove these membership requirements, after which the membership requirements for the Governance Committee will be as set forth in the Governance Committee charter.

     The Governance Committee held six meetings during fiscal 2003.

     Human Resources Committee. The purpose of the Human Resources Committee is to discharge the responsibilities of the Board of Directors relating to compensation of our Chief Executive Officer and other executive officers. In addition, the Human Resources Committee is responsible for general compensation strategies and policies relating to our associates and reviews and reports to the Board on our key strategic and operational human resource issues, ensuring that investments in human assets provide maximum return to all partners – associates, customers, shareowners and vendors.

     The Human Resources Committee’s oversight areas include compensation strategy, succession planning processes and key leader succession planning, and work environment assessment and improvement. The Human Resources Committee’s primary administrative function is to establish the compensation of all executive officers and administer all stock-related compensation plans. Our Bylaws provide that the Human Resources Committee is required to prepare a report to shareowners for inclusion in our annual proxy statement (see pages 19 to 21).

     Our Bylaws currently require that the Human Resources Committee be comprised of a director designated by the Ingram Family Stockholders and two non-Ingram family independent directors. In connection with the anticipated termination of the board representation agreement, as noted above, the Board of Directors expects to amend our Bylaws to remove these membership requirements, after which the membership requirements for the Human Resources Committee will be as set forth in the Human Resources Committee charter.

     In fiscal 2003, the Human Resources Committee held seven meetings.

What are our company’s corporate governance guidelines?

     In March 2004, the Board enhanced its Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the relevant requirements under the new listing standards recently adopted by the NYSE. Effective corporate governance that ensures management follows the highest ethical standards is not a new concept to our company. It is an important principle that is embraced at all levels of our company, beginning with how our Board operates. Members of our Board of Directors are kept informed about our business through discussions with the Chief Executive Officer, Presidents, Chief Financial Officer and other key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees. Our Board members provide feedback to management on a regular basis and meet in executive session, without any members of management, at each regular meeting. When in executive session, the Board is chaired by the Lead Director. This Lead Director position rotates among the chairs of the Board’s standing committees on an annual basis, in ascending alphabetical order according to the name of each standing committee, with the change occurring at the time of the annual meeting of shareowners. Following this year’s annual meeting of shareowners, the Lead Director will be the chair of the Audit Committee.

     The Guidelines adopted by our Board of Directors address important corporate governance policies and procedures, including those relating to:

•	Composition of the Board and membership criteria;

•	Director qualifications (such as independence, simultaneous service on other Boards and conflicts of interests);

•	Board member responsibilities (including attendance at annual shareowner meetings);

•	Establishment of Board agenda;

•	Establishment of a rotating lead director position;

•	Regularly scheduled meetings of non-management Board members;

•	Board size;

•	Board committees;

•	Board member access to management and independent advisors;

•	Director compensation;

•	Director orientation and continuing education;

•	Management evaluation and management succession; and

•	Annual performance evaluation of the effectiveness of the Board and its committees.

Our Board expects to consider further amendments to these corporate governance guidelines from time to time as rules and standards are revised and/or finalized by various regulatory agencies, including the SEC and the NYSE, and to address any changes in our operations, organization or environment.

How does our Board determine which directors are considered independent?

     In March 2003, the Board of Directors adopted new director independence standards as part of its Corporate Governance Guidelines. Pursuant to the Guidelines, the Board undertook its annual review of director independence in March 2004. During this review, the Board considered any transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates, including holdings of stock of the company by members of Ingram Family Stockholders. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     As a result of this review, the Board determined that all of the directors nominated for election at the annual meeting, as well as all other directors serving on the Board, are independent of our company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Kent Foster. Mr. Foster is considered an inside director because of his employment as a senior executive of our company. All of the members of the Human Resources, Audit and Governance Committees are independent.

How does our Board select nominees to the Board of Directors?

     General Criteria and Process. In identifying and evaluating director candidates, the Governance Committee does not set specific criteria for directors. As expressed in the Governance Committee charter, in nominating candidates, the Governance Committee shall comply with the requirements of our company’s Bylaws and take into consideration such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

     Shareowner Nominations. We have adopted a policy for shareowner nominations of candidates for directors. Shareowners who wish to recommend nominees for consideration by the Governance Committee may submit their nominations in writing to our Corporate Secretary at the address set forth below under “Annual Report.” The Governance Committee may consider such shareowner recommendations when it evaluates and recommends nominees to the Board of Directors for submission to the shareowners at each annual meeting. In addition, shareowners may nominate directors for election without consideration by the Governance Committee by complying with the eligibility, advance notice and other provisions of the policy. Under the policy, the shareowner must provide timely notice of the nomination to us to be considered by the Governance Committee in connection with our company’s next annual meeting of shareowners. To be timely, the Corporate Secretary must receive the shareowner’s proposal and the information required in the policy on or before December 30th of the year immediately preceding such annual meeting.

     As of April 23, 2004, the Governance Committee had not received a recommended nominee from any shareowner or group of shareowners that beneficially owned more than 5% of our common stock for at least one year as of the date of the recommendation.

At what age must our directors retire?

     In March 2004, the Board of Directors adopted a director retirement policy as part of the Corporate Governance Guidelines. Under the new policy, no director may stand for election or reelection after the director’s 72nd birthday.

How may shareowners communicate with the Board of Directors?

     The Board of Directors has adopted procedures to facilitate shareowner communications with directors. The Corporate Secretary will promptly forward shareowner communications so received to our company’s Board of Directors, to the individual director or directors to whom the communication was addressed or other appropriate departments or outside advisors, depending on the nature of the concern. Shareowners who wish to communicate directly with the Board of Directors may do so by writing to our Corporate Secretary, Worldwide Legal Department, Ingram Micro Inc., 1600 East Saint Andrew Place, Santa Ana, California 92705.

STOCK OWNERSHIP

     The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table found on page 21 of this proxy statement, our directors and executive officers as a group, and beneficial owners of more than 5% of our common stock. As of February 3, 2004, the Ingram Family Stockholders and related legal entities held 26,889,592 shares of common stock in the aggregate, amounting to 17.6% of the total outstanding shares of common stock. A significant number of shares attributable to the individual members of the Ingram family or related legal entities are reflected more than once in the table below as a result of members of the Ingram family being co-trustees of various trusts. Except as otherwise indicated, all information is as of February 3, 2004.

	Common Stock
Name	Shares Beneficially Owned		% of Class
Directors:
Kent B. Foster	2,506,819	(1)	1.6%
John R. Ingram (2)(3)	22,334,522	(4)(5)(6)(7)(8)	14.7%
Martha R. Ingram (2)(3)	21,269,416	(5)(6)(9)	14.0%
Orrin H. Ingram II (2)(3)	22,898,871	(5)(6)(7)(10)	15.0%
Dale R. Laurance	58,072	(11)	*
Gerhard Schulmeyer	60,660	(12)	*
Michael T. Smith	50,849	(13)	*
Joe B. Wyatt	159,400	(14)	*
Named Executive Officers:
Michael J. Grainger	1,259,991	(15)	*
Thomas A. Madden	228,420	(16)	*
Kevin M. Murai	491,856	(17)	*
Gregory M. Spierkel	752,003	(18)	*
Executive Officers and Directors, as a group (18 persons)	35,606,990	(6)(7)(19)	22.3%
5% Shareowners:
E. Bronson Ingram QTIP Marital Trust (2)(3)	19,099,259		12.5%
AXA Assurances I.A.R.D. Mutuelle	21,067,612	(20)	13.6%
FMR Corp.	22,726,762	(21)	14.6%

*	Represents less than 1% of our outstanding common stock.

(1)	Includes vested options to purchase 2,506,819 shares of common stock.

(2)	Orrin H. Ingram II, John R. Ingram, and Martha R. Ingram are trustees of the E. Bronson Ingram QTIP Marital Trust (the “QTIP Trust”), and accordingly each can be deemed to be the beneficial owner of shares held by the QTIP Trust.

(3)	The address for each of the indicated parties is c/o Ingram Industries Inc., One Belle Meade Place, 4400 Harding Road, Nashville, Tennessee 37205.

(4)	Includes vested options to purchase 58,679 shares of common stock and 8,289 shares of common stock held by Vanguard as of January 3, 2004 under the Ingram Industries Thrift Plan, based on information received from Vanguard, administrator of such 401(k) plan.

(5)	Excludes 131,000 shares of common stock owned by Ingram Industries. As principal shareowners of Ingram Industries, the indicated shareowners may be deemed to be beneficial owners of the shares held by Ingram Industries.

(6)	Includes 20,830,490, 21,461,952, 19,971,671 and 21,797,139 shares, for Orrin H. Ingram II, John R. Ingram, Martha R. Ingram, and all executive officers and Directors as a group, respectively, which shares are held by various trusts or foundations of which these individuals are trustees. Such individuals could each be deemed to be the beneficial owner of the shares held by trusts of which he or she is a trustee.

(7)	Excludes for John R. Ingram 185,312 shares held by one or more trusts of which he and/or his children are beneficiaries, and for Orrin H. Ingram II 188,815 shares held by one or more trusts of which he and/or his children are beneficiaries. Each such individual disclaims beneficial ownership as to such shares.

(8)	Includes 631,462 shares held in two grantor-retained annuity trusts.

(9)	Includes vested options to purchase 56,410 shares of common stock, unvested options to purchase 2,750 shares of common stock, but which are exercisable within 60 days of February 3, 2004, and 2,751 shares held by Vanguard as of January 3, 2004 under the Ingram Industries Thrift Plan, based on information received from Vanguard, administrator of such 401(k) plan.

(10)	Includes vested options to purchase 44,270 shares of common stock, unvested options to purchase 2,750 shares of common stock, but which are exercisable within 60 days of February 3, 2004, and 17,118 shares held by Vanguard as of January 3, 2004 under the Ingram Industries Thrift Plan, based on information received from Vanguard, administrator of such 401(k) plan.

(11)	Includes vested options to purchase 39,193 shares of common stock.

(12)	Includes vested options to purchase 45,270 shares of common stock.

(13)	Includes vested options to purchase 30,807 shares of common stock, and unvested options to purchase 1,374 shares of common stock, but which are exercisable within 60 days of February 3, 2004.

(14)	Includes vested options to purchase 97,270 shares of common stock, and unvested options to purchase 2,750 shares of common stock, but which are exercisable within 60 days of February 3, 2004.

(15)	Includes vested options to purchase 1,145,986 shares of common stock and 4,103 shares held by Putnam as of January 3, 2004 under the Ingram Micro 401(k) Plan, based on information received from Putnam, administrator of such 401(k) plan.

(16)	Includes vested options to purchase 172,266 shares of common stock, 1,154 shares held by Putnam as of January 3, 2004 under the Ingram Micro 401(k) Plan, based on information received from Putnam, administrator of such 401(k) plan, and 55,000 shares of restricted stock which vest on July 23, 2004.

(17)	Includes vested options to purchase 491,856 shares of common stock.

(18)	Includes vested options to purchase 750,003 shares of common stock.

(19)	Includes options to purchase 7,176,702 shares of common stock, of which 25,382 options are exercisable within 60 days of the date of the table, 6,576 shares held by Putnam as of January 3, 2004 under the Ingram Micro 401(k) Plan, based on information received from Putnam, administrator of such 401(k) plan, 28,158 shares held by Vanguard as of January 3, 2004 under the Ingram Industries Thrift Plan, based on information received from Vanguard, administrator of such 401(k) plan, and 55,000 shares of restricted stock which vest on July 23, 2004.

(20)	Based on information provided in a Schedule 13G (Amendment No. 6) filed on February 10, 2004 by AXA Assurances I.A.R.D. Mutuelle (“I.A.R.D.”) and certain related entities (collectively, the “AXA entities”). Each of I.A.R.D., AXA Assurances Vie Mutuelle (“Vie”), AXA Courtage Assurance Mutuelle (“Courtage”), AXA (“AXA”), and AXA Financial, Inc. (“AXA Financial”) (through its subsidiary Alliance Capital Management L.P. (“Alliance”)) shares voting power with respect to 2,731,023 shares. Each of the AXA Entities has sole voting power with respect to 10,498,769 shares and sole dispositive power with respect to 21,067,612 shares. The addresses for the AXA Entities are as follows: I.A.R.D. and Vie: 370 rue Saint Honore 75001 Paris France; Courtage: 26, rue Louis le Grand, 75002 Paris France; AXA: 25, avenue Matignon 75008 Paris France; and AXA Financial: 1290 Avenue of the Americas, New York, NY 10104.

(21)	Based on information provided in a Schedule 13G (Amendment No. 1) filed with the SEC on February 17, 2004. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 19,274,710 of these shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of these 19,274,710 shares. Neither FMR Corp. nor Edward C. Johnson, has the power to vote or direct the voting of shares owned directly by Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 1,536,352 of these shares as a result of its serving as investment manager of institutional accounts. Edward C. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over these 1,536,352 shares and sole power to vote or to direct the voting of these 1,536,352 shares. Members of the Edward C. Johnson family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson owns 12% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson family group and all other Class B shareowners have entered into a shareowners’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareowners’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The business address of FMR Corp., Fidelity and Fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2003 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except for one report for Mr. Foster covering one transaction that due to our company’s administrative error was untimely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements entered into in connection with our November 1996 split-off from our former parent, Ingram Industries

     We were split-off from our former parent, Ingram Industries, in November 1996. At that time, we entered into agreements with the Ingram Family Stockholders covering board representation and registration rights for common stock held by the Ingram Family Stockholders. The board representation agreement is described above under “—What are the requirements for Board membership?” and “—What are the other rights of the Ingram Family Stockholders under the board representation agreement?” The registration rights agreement expired in November 2003.

     We also agreed to register at various times shares of common stock issuable upon the exercise of certain Ingram Industries options and stock appreciation rights held by current or former employees or directors of Ingram Industries, its former subsidiary Ingram Entertainment or their subsidiaries, which options and stock appreciation rights were converted into options to purchase shares of our common stock in 1996. We have completed several registrations with respect to shares of common stock issuable upon exercise of these rollover stock options. The registration statements that we have agreed to keep current are described below.

     Registration statements being kept current. We filed a registration statement on Form S-3 covering 10,949,298 shares of common stock that was declared effective on November 20, 1997. It relates to our offer and sale of up to 2,485,944 shares of common stock upon the exercise of options under the Ingram Micro Rollover Option Plan and up to 250,000 shares under the Ingram Micro Amended and Restated 1996 Equity Incentive Plan. It also relates to the offer and sale by our 401(k) plan, the Ingram Thrift Plan, and the Ingram Entertainment Thrift Plan of a total of 8,213,354 shares of our common stock (resulting from the conversion of shares of Class B common stock held by these plans). We have agreed to keep the registration statement current.

     In connection with our December 1999 sale of shares of common stock of SOFTBANK Corp. (“Softbank”), a Japanese corporation, we issued to Softbank warrants to purchase 1,500,000 shares of our common stock. This warrant has an exercise price of $13.25 per share, was immediately exercisable and has a term of five years. We also entered into a registration agreement with Softbank requiring us to register the resale from time to time of the shares of common stock issuable upon exercise of the warrant. We filed a registration statement on Form S-3 with respect to these shares that they may acquire upon the exercise of such warrant, which was declared effective on May 18, 2000. Softbank is under no obligation to exercise such warrant in exchange for our shares or to sell such shares, and we do not know when or if Softbank will exercise this warrant and/or sell such shares. We have agreed to keep the registration statement effective generally until December 3, 2005.

Loans to executive officers

     All loans to our executive officers discussed below were approved by the Human Resources Committee of the Board and were granted prior to July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002. No material modifications or renewals to these loans have been made since that date except for the loan to Matthew A. Sauer, which was made prior to his election as an executive officer of our company on February 17, 2003. No modifications have been made to Mr. Sauer’s loan since his election as an executive officer.

     We extended a $120,000 loan in 2002 to Guy P. Abramo, an executive officer, to assist him with the purchase of his home at an interest rate of 2.84% per annum. We agreed to forgive 33 1/3% of the outstanding principal and interest on April 1st of each year, commencing April 1, 2003, if Mr. Abramo continues to be an employee in good standing with us on each such date. We also agreed to provide tax gross-up payments to cover the taxes that Mr. Abramo may be liable to pay in connection with such forgiveness arrangement. We forgave $42,269 ($40,000 in principal and $2,269 in accrued interest) on April 1, 2003. As of March 1, 2004, Mr. Abramo’s outstanding principal loan balance was $80,000 with accrued interest of $2,085.

     In connection with our request that Kevin M. Murai, an executive officer, relocate from Canada to the United States as President of Ingram Micro U.S. in 2000, we extended three loans to Mr. Murai. First, to assist Mr. Murai and his family’s transfer to and purchase of a home in Southern California, we extended a $300,000 loan to Mr. Murai, at an interest rate of 6.43% per annum. We agreed to forgive 20% of the outstanding principal and interest on May 30th of each year, commencing May 30, 2001, if Mr. Murai continues to be an employee in good standing with us on each such date. Additionally, we agreed to provide payments to cover the taxes that Mr. Murai may be liable to pay in connection with such forgiveness arrangement. We forgave $79,554 ($60,000 in principal and $19,554 in accrued interest) on May 30, 2001, $75,643 ($60,000 in principal and $15,643 in accrued interest) on May 30, 2002 and $71,542 ($60,000 in principal and $11,542 in accrued interest) on May 30, 2003. As of March 1, 2004, Mr. Murai’s outstanding principal loan balance was $120,000 with accrued interest of $5,919.

     In recognition of his performance in leading certain projects for our company, we provided a loan in 2002 in the amount of $150,000 to James E. Anderson, Jr., an executive officer of our company, at an interest rate of 2.74% per annum. We agreed to forgive one-third of the outstanding principal and all accrued interest on Mr. Anderson’s loan on each of the first three anniversaries of the date of his loan, provided that he continued to be employed by us on each such date. We also agreed to provide payments to cover the taxes that Mr. Anderson may be liable to pay in connection with such forgiveness of principal and interest. We forgave $53,232 ($50,000 in principal and $3,232 in accrued interest) on February 12, 2003 and $102,290 ($100,000 in principal and $2,290 in accrued interest) upon Mr. Anderson’s retirement effective January 31, 2004, in accordance with his loan agreement. As of April 23, 2004, Mr. Anderson’s outstanding loan was fully forgiven and considered repaid in full.

     Prior to Matthew A. Sauer becoming an executive officer of our company on February 17, 2003, we had provided a loan in the amount of $100,000 to Mr. Sauer towards the purchase of his home when he joined our company in 1996. Under the original terms of this loan, Mr. Sauer was obligated to repay 20% each year beginning in 1998, at which time Mr. Sauer repaid $40,000 on his loan. We agreed in 2000 to defer repayment by Mr. Sauer until 2001, at which time we amended Mr. Sauer’s loan to allow him to repay $20,000 on each of March 15, 2002, March 17, 2003 and March 15, 2004. On August 5, 2002, we entered into a second amendment with Mr. Sauer, providing that we would forgive both principal and interest (5.50% per annum) that would be due on each scheduled payment date if Mr. Sauer was an employee in good standing on each such date. Additionally, we agreed to provide payments to cover the taxes that Mr. Sauer may be liable to pay in connection with such forgiveness arrangement. We forgave $23,300 ($20,000 in principal and $3,300 in accrued interest) on March 15, 2002, $22,200 ($20,000 in principal and $2,200 in accrued interest) on March 17, 2003, and $21,052 ($20,000 in principal and $1,052 in accrued interest) on March 15, 2004. As of April 23, 2004, Mr. Sauer’s loan was repaid or forgiven in full.

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Ingram Micro filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

     The Audit Committee of the Board of Directors has furnished the following report.

     The charter of the Audit Committee of the Board of Directors of Ingram Micro Inc. (the “Company”), as revised in March 2004, specifies that the purpose of the Audit Committee is to discharge its responsibilities as set forth in the Company’s Amended and Restated Bylaws and to assist the Board’s oversight of:

•	The integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and ethical compliance;

•	The Company’s compliance with legal and regulatory requirements; and

•	The independence and performance of the Company’s independent external auditors and internal audit department.

     In addition, the Audit Committee is charged with providing an avenue of open communication among the Company’s independent external auditors, management, internal audit department, and Board of Directors.

     The Audit Committee expects to consider further amendments to its Charter from time to time as rules and standards are revised and/or finalized by various regulatory agencies, including the SEC and the NYSE, and to address any changes in the Company’s operations, organization or environment.

     The Audit Committee meets with management periodically to consider the adequacy of the Company’s disclosure and internal controls and compliance with applicable laws and Company policies, as well as the quality of its financial reporting, including the application of critical accounting policies. As part of this process, the Audit Committee monitors the scope and adequacy of the Company’s internal auditing program, including reviewing staffing levels and steps taken to implement recommended improvements in internal controls. The Audit Committee discusses these matters with the Company’s independent auditors and with appropriate company financial personnel and internal auditors. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management. The Audit Committee appoints the independent external auditors for the purpose of preparing or issuing an audit report on the Company’s annual financial statements or performing related work and approves their compensation.

     The Audit Committee reviewed the Company’s audited financial statements for fiscal 2003 and met with both management and PricewaterhouseCoopers LLP (“PwC”), the independent auditors, to discuss those financial statements. The Audit Committee discussed the audited financial statements with management, including significant accounting and disclosure matters. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     The Audit Committee received and reviewed the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee discussed with PwC matters relating to its independence, including monitoring compliance with the company’s pre-approval of non-audit services and performing a review of audit and non-audit fees. The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees and as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004, for filing with the SEC.

Members of the Audit Committee
of the Board of Directors of Ingram Micro Inc.*

Joe B. Wyatt (Chairman)
Dale R. Laurance
Gerhard Schulmeyer

*	Michael Smith was elected to the Audit Committee subsequent to the date of this Report of the Audit Committee.

EXECUTIVE COMPENSATION

Report of the Human Resources Committee

     The following Report of the Human Resources Committee and the stock performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Ingram Micro filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report or the stock performance graphs by reference therein.

     The Human Resources Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2003.

What is our philosophy of executive officer compensation?

     Our compensation program for executives consists of the following key elements:

•	base salary,

•	performance-based annual cash bonus,

•	periodic grants of equity-based awards, and

•	cash-based long-term incentive awards.

     We believe that this multi-component approach best serves the interest of our company and our shareowners. It enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both short- and long-term interests of shareowners.

     We ensure that a high proportion of our executive officers’ current compensation is “at risk” through a performance-based annual bonus tied to achievement of financial objectives by our company. Periodic equity-based awards further allow us to place a significant portion of our executives’ long-term compensation “at risk” by relating it to stock price appreciation realized by all of our shareowners. In addition, we provide a cash-based long-term incentive award program keyed to satisfaction of pre-established performance goals to improve shareowner value over a three-year period.

     Subject to the needs of our company, we generally attempt to design all incentive and equity-based programs to be deductible under the Internal Revenue Code of 1986, as amended (the “Code”).

We retained Hewitt Associates, Inc. to conduct a competitive compensation study.

     We engaged Hewitt Associates, Inc., an internationally recognized executive consulting firm, to conduct a compensation measurement study to report on the competitiveness of our compensation programs (base pay, annual incentives and long-term incentives) for our global executive management team for fiscal 2003. In doing so, the value of each of our pay elements was compared to information available from Hewitt’s databases for a selected group of companies from the high tech/electronics, wholesale/distribution, retailer/catalog/freight industries and additional companies from other industries that we believe are our competitors in recruiting the best executives and who provide outstanding performance in shareowner return. Based on the results of the Hewitt study, we maintained base pay ranges and long-term incentive award guidelines for our global executive management team members for fiscal 2003.

     Cash compensation. We determined the total cash compensation (base salary and annual bonus target) for our executive officers, as well as adjustments to such salaries, after considering recommendations from our Chief Executive Officer and taking into account such factors as competitive industry salaries, the contribution and experience of the officer, and the length of the officer’s service. The Chief Executive Officer’s recommendations took into consideration our general philosophy of targeting total cash compensation (base salary plus annual bonus target) for our executives at the median level of cash compensation of the selected companies in the Hewitt compensation survey when target levels of corporate and business unit performance are achieved.

     Annual bonus. Ingram Micro’s 2003 Executive Incentive Award Plan provided for performance-based bonuses for executives as well as other management level associates. Specifically, the 2003 annual bonus program was based 100% on our company’s performance relative to identified financial performance targets and profit enhancement program goals, and assuming minimum financial targets are met, in order to provide maximum focus on company profitability and shareowner return.

     Equity-based awards. During fiscal year 2003, our equity-based award guidelines provided for the grant of stock options to executive officers upon initial employment or promotion and semi-annual grants in each successive February and July. Such options generally have a three-year vesting schedule and a ten-year term.

     In carrying out our guidelines, the Chief Executive Officer provides to us recommendations as to the number of options to be granted based on an executive officer’s salary grade level. The Chief Executive Officer may also make recommendations that deviate from our guidelines where he deems it appropriate.

     In 2003, stock options were granted to our executive management team on February 3 and on July 1 in accordance with award guidelines we had previously approved.

     Cash-based long-term incentive awards. In fiscal year 2003, we implemented the Ingram Micro Inc. 2003 Long-Term Executive Cash Incentive Award Program (the “2003 LTIP Program”) pursuant to the Ingram Micro Inc. Executive Incentive Plan (the “Incentive Plan”). We had previously implemented the Ingram Micro Inc. 2002 Long-Term Executive Cash Incentive Award Program (the “2002 LTIP Program”) pursuant to the Incentive Plan in fiscal year 2002. Payments under the 2002 LTIP Program and the 2003 LTIP Program will be based on our company’s performance on pre-established objective performance measures over a three-year period. Minimum performance standards were established below which no payments will be made. Regular reviews were provided throughout the year for both programs to determine progress toward these goals. The Human Resources Committee also established the eligibility criteria for executive officers and other key management personnel who were designated to participate in 2003 (approximately 28 individuals).

How is our Chief Executive Officer compensated?

     Kent B. Foster became our company’s Chief Executive Officer on March 6, 2000 and was elected as Chairman of the Board on May 17, 2000.

     Salary and annual bonus. Our company entered into an employment agreement with Mr. Foster covering his services as Chief Executive Officer in March 2000. The agreement provides for an annualized base salary of $1,000,000 (increased to $1,100,000 in 2001 and $1,138,500 in 2002) and the opportunity for an annual performance-based compensation award. We may also approve discretionary increases to Mr. Foster’s salary.

Under the terms of his agreement, Mr. Foster is eligible for a target annual bonus opportunity of 100% of his annual base salary, with a maximum bonus opportunity of 200% of his annual base salary. Mr. Foster earned a bonus of 101.3% of his annual base salary for the 2003 fiscal year.

     2003 compensation. We reviewed the annual base salary of our company’s executive officers, including the base salary of the Chief Executive Officer, in October 2002. Based on the information presented in the Hewitt total compensation measurement study, we approved a 3.5% increase in Mr. Foster’s annual base salary to $1,178,350 effective January 3, 2003.

     Options. Mr. Foster received options to purchase 322,620 shares of common stock, at an exercise price of $11.31 in accordance with our semi-annual stock option grant guidelines for the management team on February 3, 2003. These options vest in three equal installments commencing February 3, 2004. Mr. Foster was also granted options to purchase 438,150 shares of common stock in accordance with our semi-annual stock option grant guidelines for the management team on July 1, 2003. These options were granted at an exercise price of $11.00 and vest in three equal installments beginning July 1, 2004.

     Long-term incentive award. We issued an award in 2003 to Mr. Foster under the 2003 LTIP Program, which, as described above, will allow Mr. Foster the opportunity to earn a cash payment based upon the company’s performance against pre-established objective performance measures over a three-year period. Mr. Foster’s payout target is $827,200; however, minimum performance standards were established below which no payments will be made. At the end of such three-year period, Mr. Foster therefore may receive no cash payout, or his final cash payout may be lesser or greater than his payout target amount, depending upon how the company performs against the performance measures.

Members of the Human Resources Committee
of the Board of Directors of Ingram Micro Inc.*

Orrin H. Ingram II (Chairman)
Gerhard Schulmeyer
Michael T. Smith

     *      Howard Atkins was elected to the Human Resources Committee subsequent to the date of this Report of the Human Resources Committee.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Human Resources Committee is or has been an officer or employee of Ingram Micro Inc.

Executive Compensation Summary Table

     The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four other most highly compensated executive officers who served in such capacities as of January 3, 2004 (the “named executive officers”) for services rendered to us during each of the last three fiscal years.

					Long-Term Compensation
	Annual Compensation				Awards
				Other
				Annual	Restricted		All Other
Name and		Salary		Compensation	Stock	Securities Underlying	Compensation
Principal Position	Year	($)(1)	Bonus ($)(2)	($) (3)	Awards ($)(4)	Options/SARs(#)	($)(5)
Kent B. Foster, Chairman	2003	$1,176,816	$1,192,115	—	—	760,770	$29,420
of the Board and Chief	2002	1,137,760	1,720,293	—	—	502,020	28,444
Executive Officer (6)	2001	1,098,077	30,746	—	—	527,940	27,452

Michael J. Grainger,	2003	641,913	552,719	—	—	428,190	610,081
President and Chief	2002	620,597	797,591	—	—	282,540	1,752,572
Operating Officer (7)	2001	595,616	176,689	—	—	312,425	35,087

Thomas A. Madden,	2003	481,423	316,993	—	—	220,650	14,323
Executive Vice President	2002	465,447	457,441	—	—	145,620	45,571
and Chief Financial Officer (8)	2001	190,384	123,750	—	$776,050	100,000	102,207

Kevin M. Murai,	2003	434,134	229,982	$50,648	—	220,650	540,806
Executive Vice President	2002	419,711	516,434	53,551	—	145,620	1,195,759
and President, Ingram	2001	403,751	94,478	56,320	—	156,570	99,443
Micro North America (9)

Gregory M. Spierkel,	2003	418,605	393,991	—	—	220,650	806,347
Executive Vice President	2002	404,712	316,202	—	—	145,620	1,485,924
and President, Ingram	2001	389,423	53,916	—	—	156,570	73,677
Micro Europe (10)

(1)	The salary information is as of the last payroll period ending immediately prior to the end of each of our fiscal years. Includes amounts deferred under qualified and nonqualified defined contribution compensation plans and pretax insurance premium amounts.

(2)	Bonuses generally were paid in March or April of the following year.

(3)	Represents tax gross-up amount for Mr. Murai’s forgiven home loans.

(4)	One hundred percent vest on July 23, 2004. As of January 3, 2004, Mr. Madden held 55,000 shares of restricted stock, valued at $873,400 as of such date. None of the other named executive officers held any restricted stock as of that date.

(5)	“All other compensation” for fiscal year 2003 was as follows:

•	Mr. Foster (employer 401(k) and supplemental plan contributions, $29,420).

•	Mr. Grainger (executive long-term disability insurance, $2,779; employer 401(k) and supplemental plan contributions, $32,096; payment based on executive retention agreement, $574,425; and miscellaneous non-cash prize, $781).

•	Mr. Madden (executive long-term disability insurance, $2,287; and employer 401(k) and supplemental plan contributions, $12,036).

•	Mr. Murai (employer 401(k) and supplemental plan contributions, $32,000; payment based on executive retention agreement, $346,500; tax settlement, waiver of interest on repaid loan and gross-up as a result of relocation from Canada to the United States, $90,764; and forgiven company loan for home, $71,542).

•	Mr. Spierkel (executive long-term disability insurance, $835; payment based on executive retention agreement, $334,125; and expatriate compensatory items, $471,387).

•	Note: Information regarding group life, health, hospitalization, medical were not included as the plans offered do not discriminate in scope, terms or operations, in favor of executive officers of the company and are available generally to all salaried associates.

(6)	Mr. Foster joined our company as Chief Executive Officer and President on March 6, 2000. Effective May 17, 2000, Mr. Foster was appointed as Chairman and Chief Executive Officer.

(7)	Mr. Grainger served as our Executive Vice President and Chief Financial Officer until his promotion to President and Chief Operating Officer effective January 3, 2001. Mr. Grainger retired from our company effective April 2, 2004.

(8)	Mr. Madden joined our company on July 23, 2001 as Executive Vice President and Chief Financial Officer.

(9)	Mr. Murai served as our Senior Vice President and President, Ingram Micro Canada during fiscal year 2000, until his promotion to Executive Vice President and President, Ingram Micro U.S. effective January 24, 2000. All information provided for Mr. Murai that was earned in Canadian dollars has been converted at an exchange rate of C$1= US$.6671, the rate in effect on December 30, 2000, the last trading day of the fiscal year. Mr. Murai became Executive Vice President and President, Ingram Micro North America, effective January 2, 2002. Mr. Murai was elected as President of our company effective March 23, 2004.

(10)	Mr. Spierkel served as our Executive Vice President and President, Ingram Micro Europe from May 31, 1999 until his election as President of our company effective March 23, 2004.

Stock Option/SAR Grants in Last Fiscal Year

     The following table provides information relating to stock options granted to the named executive officers for the year ended January 3, 2004.

	Individual Grants
			% of Total
	Number of		Options/SARs
	Securities		Granted to			Grant
	Underlying		Employees of the	Exercise or		Date
	Options/SARs		Company in Fiscal	Base Price	Expiration	Present
Name	Granted		Year	($/sh)	Date	Value($)(3)
Kent B. Foster	322,620	(1)	3.10%	$11.31	2/2/13	$1,367,005
	438,150	(2)	4.21%	11.00	6/30/13	1,597,057

	760,770					2,964,062
Michael J. Grainger	181,590	(1)	1.74%	11.31	2/2/13	769,433
	246,600	(2)	2.37%	11.00	6/30/13	898,857

	428,190					1,668,290
Thomas A. Madden	93,570	(1)	.90%	11.31	2/2/13	396,475
	127,080	(2)	1.22%	11.00	6/30/13	463,207

	220,650					859,681
Kevin M. Murai	93,570	(1)	.90%	11.31	2/2/13	396,475
	127,080	(2)	1.22%	11.00	6/30/13	463,207

	220,650					859,681
Gregory M. Spierkel	93,570	(1)	.90%	11.31	2/2/13	396,475
	127,080	(2)	1.22%	11.00	6/30/13	463,207

	220,650					859,681

(1)	Such options become exercisable in three equal annual installments, beginning February 3, 2004.

(2)	Such options become exercisable in three equal annual installments, beginning July 1, 2004.

(3)	The grant date present values shown in the table were determined pursuant to the Black-Scholes option valuation model, using the following assumptions: for grants on February 3, 2003 — stock price volatility of 52.99%, expected option life of 3.0 years, dividend yield of 0%, and risk free interest rate of 2.17%; for the grants on July 1, 2003 – stock price volatility of 46.73%, expected option life of 3.0 years, dividend yield of 0% and risk free interest rate of 1.66%.

Aggregate Stock Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table provides information relating to any stock options exercised by the named executive officers during the year ended January 3, 2004, as well as the number and value of securities underlying unexercised stock options held by the named executive officers as of January 3, 2004.

	Shares		Number of Securities	Value of Unexercied In-the-
	Acquired on		Underlying Unexercised	Money Options/SARs at Year
	Exercise	Value	Options/SARs at Year End	End ($)
Name	During 2003	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexerciable
Kent B. Foster	—	—	2,226,489/1,271,430	$6,974,269/$4,195,689
Michael J. Grainger	14,583	$132,805	976,185/728,292	1,138,111/2,362,481
Thomas A. Madden	—	—	115,206/351,064	182,608/1,235,985
Kevin M. Murai	—	—	406,796/373,120	761,770/1,217,795
Gregory M. Spierkel	—	—	662,853/377,210	1,002,044/1,217,795

Long-Term Incentive Program Awards in the Last Fiscal Year

     The following table provides information with respect to the target award amount for each named executive officer in fiscal year 2003 under the Ingram Micro Inc. 2003 Long-Term Executive Cash Incentive Award Program (the “2003 LTIP Program”) pursuant to the Ingram Micro Inc. Executive Incentive Plan. Payments under the 2003 LTIP Program will be based on our company’s performance on pre-established objective performance measures over a three-year period. Minimum performance standards have been established below which no payments will be made.

	Number of
	Shares,	Performance or	Estimated Future Payouts
	Units or	Other Period	Under Non-Stock Price-Based Plans(1)
	Other	Until Maturation or
Name	Rights (#)	Payout	Threshold ($)	Target ($)	Maximum ($)
Kent B. Foster	N/A	36 months	$413,600	$827,200	(2)
Michael J. Grainger	N/A	36 months	232,800	465,600	(2)
Thomas A. Madden	N/A	36 months	119,975	239,950	(2)
Kevin M. Murai	N/A	36 months	119,975	239,950	(2)
Gregory M. Spierkel	N/A	36 months	119,975	239,950	(2)

(1)	Mr. Grainger retired from our company effective April 2, 2004 and as a result his threshold and target amounts were adjusted to $226,334 and $452,667, respectively. Messrs. Murai and Spierkel were elected Presidents of our company effective March 23, 2004 and as a result their respective threshold and target amounts were increased to $185,790 and $371,579, respectively.

(2)	Achievement beyond the levels indicated in the table above will be paid out at levels based on an extrapolation of achievement levels.

     The following table provides information with respect to the target award amount for each named executive officer in fiscal year 2002 under the Ingram Micro Inc. 2002 Long-Term Executive Cash Incentive Award Program (the “2002 LTIP Program”) pursuant to the Ingram Micro Inc. Executive Incentive Plan. Payments under the 2002 LTIP Program will be based on our company’s performance on pre-established objective performance measures over a three-year period. Minimum performance standards have been established below which no payments will be made.

	Number of	Performance or	Estimated Future Payouts
	Shares, Units	Other Period	Under Non-Stock Price-Based Plans (1)
	or Other	Until Maturation or
Name	Rights (#)	Payout	Threshold ($)	Target ($)	Maximum ($)
Kent B. Foster	N/A	36 months	$413,600	$827,200	(2)
Michael J. Grainger	N/A	36 months	232,800	465,600	(2)
Thomas A. Madden	N/A	36 months	119,975	239,950	(2)
Kevin M. Murai	N/A	36 months	119,975	239,950	(2)
Gregory M. Spierkel	N/A	36 months	119,975	239,950	(2)

(1)	Messrs. Murai and Spierkel were elected Presidents of our company effective March 23, 2004 and as a result their respective threshold and target amounts were increased to $148,182 and $296,363, respectively.

(2)	Achievement beyond the levels indicated in the table above will be paid out at levels based on an extrapolation of achievement levels.

Employment Agreements

     Agreement with Chief Executive Officer. In March 2000, we entered into an employment agreement with Mr. Foster covering his service as our Chief Executive Officer. The initial term of this agreement runs through the end of 2002, but is automatically extended for successive additional periods of one year unless either Ingram Micro or Mr. Foster opts out at least 60 days prior to the scheduled extension time. The agreement will automatically be extended for a period of 24 months upon any change in control, as defined in the agreement.

     The agreement provides for an annual base salary of $1,000,000 (increased to $1,100,000 in 2001, $1,138,500 in 2002 and $1,178,350 in 2003) and the opportunity for an annual incentive compensation award. Under the agreement, Mr. Foster is eligible for a target annual bonus opportunity of 100% of his annual base salary, and a maximum bonus opportunity of 200% of his annual base salary. The agreement also provides for Mr. Foster’s participation in our health and benefit programs.

     Mr. Foster’s benefits upon any termination of employment will be determined under our Executive Officer Severance Policy summarized below.

     Mr. Foster currently does not participate in our health and benefit programs; however, he does receive certain partial reimbursement for an annual company-paid physical. In the event that any of the payments provided for under Mr. Foster’s agreement would be subject to the federal excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or any interest or penalties with respect to such excise tax, he will be entitled to an additional “gross-up” payment.

     Executive Officer Severance Policy. In October 2003, the Human Resources Committee adopted the Executive Officer Severance Policy (the “Severance Policy”). The Severance Policy applies to Messrs. Foster, Madden, Murai and Spierkel and to any other executive officers designated by our Board of Directors.

     Subject to execution of a release and covenant agreement satisfactory to us, eligible executive officers will be entitled to the severance benefits described below in the event their employment is terminated by us without “cause” as determined under the Severance Policy.

     The executive officer will receive an aggregate severance benefit equal to the greater of (x) the sum of the executive officer’s annual base salary and target annual bonus, each as in effect on the effective date of termination; and (y) the product of one-twelfth times the sum of the executive officer’s annual base salary and target annual bonus, each as in effect on the effective date, multiplied by the number of the executive officer’s full years of employment with our company (the “employment years”). The severance benefit will be payable in equal installments from the effective date of termination over the greater of (x) 12 months or (y) that number of months equal to the number of employment years (such greater period, the “Continuation Period”). The severance benefit payments will cease in the event that, prior to the end of the Continuation Period, the executive officer becomes employed or self-employed with a base salary and annual bonus opportunity comparable in the aggregate to the base salary and annual bonus opportunity to which he or she was entitled prior to termination of employment.

     The executive officer will also be entitled to an amount in cash equal to executive officer’s actual annual bonus determined for the year in which the Continuation Period begins, prorated to reflect the executive officer’s period of employment in such year. Such payment will be otherwise calculated and paid on the same basis, and at the same time, as the annual bonus payments are made to actively employed Ingram Micro executive officers.

     The executive officer and his or her dependents may continue to participate, at the executive officer’s expense, in Company-sponsored health and welfare programs through the Continuation Period. The executive officer will also be entitled to participate in an outplacement program, paid for by us, with a maximum cost not to exceed $20,000.

     Any unvested stock options, restricted stock awards, or other stock-based incentive compensation awards held by the executive officer will be cancelled on the effective date of termination. Any such vested awards will be governed by the terms of the plan and award agreements for each award. The executive officer’s participation in our Long-Term Executive Cash Incentive Award Program shall cease on termination of employment.

     2003 Agreement with Mr. Grainger. On December 19, 2003, we entered into a 2003 Executive Retention Agreement with Mr. Grainger. We and Mr. Grainger have agreed that in connection with his retirement from our company in March 2004, he is entitled to benefits under this agreement as summarized below.

     Mr. Grainger will receive severance pay aggregating $2,051,188, to be paid over a twenty month period from his retirement date (the “Continuation Period”), which payments will cease in the event that he becomes entitled through other employment to base salary and annual bonus opportunity comparable in the aggregate to the amount in place prior to his retirement. Mr. Grainger’s benefits, if any, under our 2002 and 2003 Long-Term Executive Cash Incentive Award programs, which would allow him the opportunity to earn a cash payment based upon our company’s performance against pre-established objective performance measures over a three-year period, will continue through the end of the Continuation Period. We will continue to provide medical, dental and vision insurance coverage to the same extent as provided for other executives through the Continuation Period. Mr. Grainger’s unvested stock options, restricted stock awards and other stock-based compensation awards granted will continue to vest during the Continuation Period. Due to Mr. Grainger’s age and years of service with our company, his vested stock options will be exercisable by him during the five-year period beginning on the commencement of the Continuation Period unless such option would otherwise terminate earlier. If any portion of the benefits payable to Mr. Grainger would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, he will be entitled to an additional “gross-up” payment.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information with respect to equity compensation plans under which our equity securities are authorized for issuance, aggregated as all compensation plans previously approved by our shareowners and all compensation plans not previously approved by our shareowners, as of January 3, 2004.

	(a) Number of		(c) Number of securities
	securities to		remaining available for
	be issued upon	(b) Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights[1]	warrants and rights[2]	reflected in column (a))
Equity compensation plans approved by shareowners	36,433,481	$15.19	22,827,745
Equity compensation plans not approved by shareowners	None	None	None

TOTAL	36,433,481	$15.19	22,827,745

(1)	Does not reflect warrants we issued to Softbank to purchase 1,500,000 shares of our common stock.

(2)	Does not reflect any unvested awards of restricted stock.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The stock price performance graph below, which assumes a $100 investment on January 2, 1999 and reinvestment of any dividends, compares our cumulative total shareowner return (assuming reinvestment of dividends), the NYSE Composite Index and the Standard Industrial Classification (“SIC”) Code Index (SIC Code 5045—Computer and Computer Peripheral Equipment and Software) for the period beginning January 2, 1999 through January 3, 2004. The closing price per share of the common stock was $15.88 on January 3, 2004 and $17.60 on March 26, 2004, the record date of the annual meeting. The historical price performance of our common stock is not an indication of its future performance.

	01/02/99	01/01/00	12/30/00	12/29/01	12/28/02	01/03/04
Ingram Micro Inc.	$100.00	$37.10	$31.80	$48.76	$34.49	$44.89
SIC Code Index	100.00	103.57	52.19	34.54	22.70	32.29
NYSE Composite Index	100.00	109.50	112.11	102.12	83.42	108.07

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP (“PwC”) served as our independent accountants for our 2003 fiscal year. This firm has advised us that it has no direct or indirect financial interest in our company. Representatives of this firm are expected to be present at the 2004 annual meeting of shareowners, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareowners. Our Audit Committee has retained PwC to serve as our independent accountants for 2004. See “Report of the Audit Committee.”

     Since January 2003, management is required to review and obtain the prior approval of the Audit Committee for all non-audit services proposed to be provided by the independent accountants. We review whether the provision of such services by the independent accountants would be compatible with the maintenance of PwC’s independence in the performance of its auditing functions for us.

     The fees and related billings to us for services provided by PwC for fiscal years 2002 and 2003 were as follows:

     Audit Fees. The aggregate fees for professional services rendered by PwC for (1) the audit of our annual financial statements and (2) services that are normally provided by PwC in connection with statutory and regulatory filings or engagements were $2,024,250 for fiscal year 2002, of which $1,277,540 was billed by PwC in fiscal year 2002 and $746,710 was billed by PwC in fiscal year 2003, and $2,290,774 for fiscal year 2003, of which $1,052,335 was billed by PwC in fiscal year 2003. We anticipate that PwC will bill us the balance of the outstanding fiscal 2003 audit fees during fiscal year 2004.

     Audit-Related Fees. The aggregate fees for professional services rendered by PwC related to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above were $0 in fiscal year 2002 and $927,907 in fiscal year 2003. The audit-related fees in fiscal year 2003 related to assistance with our compliance program pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, agreed-upon or attestation procedures not part of recurring audit services, including those required to be delivered in connection with our accounts receivable-based securitization programs, and consultations regarding the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of proposed rules, standards or interpretations by regulatory or standard setting bodies.

     Tax Fees. The aggregate fees for professional services rendered by PwC which were principally related to tax compliance and consulting matters were $430,339 in fiscal year 2002 and $288,396 in fiscal year 2003. These tax fees related to consultations on tax technical matters, including federal, state and local tax and foreign tax matters, and tax return preparation services.

     All Other Fees. PwC neither billed us any fees nor provided any services not already reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above in or for fiscal years 2002 and 2003.

     Pre-Approval of Services. The Audit Committee amended its existing pre-approval policy in August 2003 for audit and non-audit services performed by our independent accountants. Unless a proposed service to be provided by the independent accountants has received general pre-approval in accordance with the guidelines discussed below, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels will require additional pre-approval by the Audit Committee.

     The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee must approve any significant changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. Additional fees in excess of 10% of the amount initially approved in connection with the annual audit services require additional pre-approval by the Audit Committee. With respect to non-audit services, the Audit Committee has concluded that the provision of such services does not impair the independent accountants’ independence, and the Audit Committee has provided (and the Audit Committee will annually review and provide) general pre-approved categories of services that may be provided by the independent accountants without obtaining specific pre-approval for each specific non-audit assignment. However, the Audit Committee will not permit the retention of the independent accountants in connection with a transaction initially recommended by the independent accountants, which may not be supported by bona fide business purposes and by the Code and related regulations.

     The term of any general pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     All audit and non-audit services described above were provided pursuant to pre-approval policies of the Audit Committee.

ANNUAL REPORT

     Our annual report for the fiscal year ended January 3, 2004, including the consolidated financial statements audited by PwC, independent accountants, and their report thereon dated March 11, 2004, is being mailed to all shareowners with this proxy statement. In addition, a copy of our annual report on Form 10-K for the fiscal year ended January 3, 2004 (with exhibit 99.01 only), as filed with the SEC will be sent to any shareowner without charge upon written request to Ingram Micro Inc., 1600 East St. Andrew Place, Santa Ana, California 92705, Attention: Corporate Communications and Investor Relations Department. Our annual report on Form 10-K can also be reviewed by accessing the SEC’s Internet site at http://www.sec.gov or our Internet site at http://www.ingrammicro.com. This text is not an active link and our Internet site and the information contained on that site, or connected to that site, is not incorporated into this proxy statement.

OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareowners, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

SHAREOWNER PROPOSALS

     Shareowners interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of shareowners in 2005 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, our Corporate Secretary must receive shareowner proposals no later than December 24, 2004.

By order of the Board of Directors,

Larry C. Boyd
Senior Vice President,
Secretary and General Counsel

April 23, 2004
Santa Ana, California

EXHIBIT A

INGRAM MICRO INC.
a Delaware corporation
(the “Company”)

Corporate Governance Guidelines

Amended March 23, 2004

I.	Composition of the Board and Board Membership Criteria

The Governance Committee shall establish criteria for Board membership, which shall include the criteria set forth in these Corporate Governance Guidelines, and shall recommend individuals for membership on the Company’s Board of Directors. In making its recommendations, the Governance Committee shall:

•	review candidates’ qualifications for membership on the Board (including a determination as to the independence of the candidate) based on the criteria established by the Company’s Bylaws and the Governance Committee;

•	assess the performance of directors who are being considered for re-nomination to the Board; and

•	periodically review the composition of the Board in light of the current challenges and needs of the Board, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

II.	Director Qualifications

Independence

A majority of the Board shall be comprised of directors meeting the independence requirements of the New York Stock Exchange. The Board shall make an affirmative determination at least annually as to the independence of each director.

Term of Office

The Board has determined that an arrangement of staggered three-year terms of office is in the Company’s best interest. It both provides continuity of membership and is an effective part of a structure designed to provide the Board with tools to negotiate for better terms for shareowners in the event of an unsolicited takeover effort. The Board reviews that determination periodically and will recommend to the shareowners that it be modified if it appears appropriate to do so.

Retirement Age

The Board will not elect or nominate for election as a member of the Board anyone over the age of 72.

Simultaneous Service on Other Boards

It is the policy of the Board that every director should seek the consent of the Board and confirm through the Chairman of the Board the absence of any actual or potential conflict, prior to accepting an invitation to serve on the Board or similar policy-making body of any other company or non-profit organization, or as an elected or appointed government official or member of a government board or advisory group.

Changes in Primary Employment

If a director significantly changes his or her primary employment during his or her tenure, that director shall tender his or her resignation from the Board to the Chairman of the Board, who shall refer it to the Governance Committee. The Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to the resignation.

Conflicts of Interest

If an actual or potential conflict of interest develops because of a change in the business of the Company or a subsidiary, or in a director’s circumstances (for example, significant and ongoing competition between the Company and a business with which the director is affiliated), the director should report the matter immediately to the Chairman of the Board for evaluation and appropriate resolution.

If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and shall not vote on the matter.

Director Equity Ownership

The Board believes that directors should hold equity ownership positions in the Company. The Company has adopted the following director share ownership guidelines: Each director is required to achieve and maintain ownership of at least 15,000 shares of our common stock (with vested but unexercised stock options counted as outstanding shares) beginning five years from the date of his or her election to the Board.

III.	Director Responsibilities

The Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In fulfilling these roles, each director must act in what he or she reasonably believes to be the best interests of the Company and must exercise his or her business judgment.

Participation at and Preparation for Board Meetings

The Company expects directors to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of the Company. Directors are expected to attend all Board meetings and the meetings of the committees on which they serve and to prepare themselves for these meetings.

In order for the Board to exercise fully its oversight functions, management provides the Board with access to information from many sources regarding the Company and the markets in which the Company operates. Any written materials which would assist directors in preparing for a Board or committee meeting shall be distributed to the directors in advance of the meeting, to the extent possible, and directors are expected to review such materials prior to the meeting.

Attendance at Annual Meetings of Shareowners

Directors are encouraged and expected to attend the annual meeting of shareowners.

Company Performance and Corporate Strategy

The Board reviews the Company’s financial performance on a regular basis at Board meetings and through periodic updates. The Board also conducts an annual meeting to review and approve the Company’s long-term strategy, and assess its strategic, competitive and financial performance, on both an absolute basis and in relation to the performance, practices and policies of its peers and competitors.

IV.	Board Agenda

The Chairman of the Board, in conjunction with the CEO, shall determine the frequency and length of Board meetings and shall set the agenda for each Board meeting. Board members are encouraged to suggest the inclusion of additional items on an agenda.

V.	Lead Director

The position of Lead Director shall rotate among the chairmen of the Board’s standing committees on an annual basis, with the change occurring at the time of the annual meeting of shareowners. The position shall rotate in ascending alphabetical order according to the name of each standing committee. The Company’s annual proxy statement will identify the manner in which the Lead Director is selected and the method for interested parties to communicate directly with the Company’s non-management directors.

VI.	Meetings of Non-Management Directors

The Company’s non-management directors shall meet at each regularly scheduled meeting of the Board in an executive session in which management does not participate.

The Lead Director shall develop the agenda for and preside at each executive session.

VII.	Board Size

The Board presently has eight members.* Although the Board considers its present size to be appropriate, it may consider expanding its size to accommodate an outstanding candidate or candidates or reducing its size if the Board determines that a smaller Board would be more appropriate. The Governance Committee shall periodically review the size of the Board and recommend any proposed changes to the Board.

VIII.	Chairman of the Board and CEO

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company at a given point in time. The Board may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chairman of the Board and/or the CEO.

IX.	Board Committees

Standing and Special Committees

The Board shall have at all times an Audit Committee, a Human Resources Committee and a Governance Committee. Only independent directors meeting the independence requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 as promulgated by the Securities and Exchange Commission may serve on these three committees. The Board also shall have an Executive and Finance Committee. Committee chairmen and other members shall be appointed by the Board based upon the recommendation of the Governance Committee. The Board may, from time to time, establish or maintain additional committees as it deems appropriate and in the best interests of the Company.

In making its recommendations for committee appointments, the Governance Committee shall:

•	review candidates’ qualifications for membership on the committee (including a determination as to the independence of the candidate) based on the criteria established by the Company’s Bylaws and the Governance Committee;

* In connection with the election of Howard I. Atkins to Ingram Micro Inc.’s Board of Directors, the Board increased the Board size to nine directors. These guidelines will be updated to reflect such increase.

in evaluating current directors for re appointment to a committee, assess the performance of such director and of such committee; and

•	periodically review the composition of the committee in light of the current challenges and needs of the committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

While the rotation of committee members at certain set intervals should be considered periodically, rotation is not required because the Board believes there are significant benefits attributable to continuity and experience gained in service on a particular committee over time.

Each of the Audit Committee, Human Resources Committee, Governance Committee and Executive and Finance Committee shall operate pursuant to its own written charter. These charters shall, among other things, set forth the purpose, goals and responsibilities of the particular committee, the procedures for committee member appointment and removal and committee structure and operations, as well as reporting to the Board. The charters shall also provide for an annual evaluation of each committee’s performance.

Committee Chairmen

Possible rotation of committee chair positions shall be reviewed at the time of the annual meeting after the incumbent has held the position for at least three full years, unless the chairman of the committee earlier resigns the chair position, dies, or otherwise leaves the applicable committee. When a vacancy occurs in a committee chair position the Governance Committee will make a recommendation to the Board for a new committee chair.

Frequency and Length of Committee Meetings and Committee Agenda

The chairman of each standing committee, with the assistance of appropriate members of management, shall determine the frequency and length of meetings of the committee and develop the agenda for each meeting. At the direction of the chairman, a member of the committee or a member of management shall take minutes of each committee meeting. Board members who are not members of a committee are nevertheless welcome to attend its meetings.

X.	Board Member Access to Management and Independent Advisors

Board members shall have access to the management and employees of the Company and to its outside counsel and auditors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO.

Executive officers and other members of senior management are expected to be present at Board meetings at the invitation of the Board. The Board encourages senior management to make presentations and to invite to Board meetings managers and other employees who can provide additional insight into the items being discussed. The Board also encourages senior management to include in Board meetings individuals that senior management believes may become prospective leaders of the Company.

The Board and each of its committees is authorized to hire independent legal, financial or other advisors as they may consider necessary, without obtaining the approval of management or, in the case of committees, the full Board.

XI.	Director Compensation

At least once every two years, the Governance Committee shall review and recommend to the Board for its approval compensation (including stock option grants and other equity-based compensation) for the

Company’s directors. In so reviewing and recommending director compensation, the Governance Committee shall retain and consider the views of an independent advisor.

XII.	Director Orientation and Continuing Education

All new members of the Board are expected to participate in the Company’s orientation program for directors. Other directors may also attend the orientation program.

Such orientation and continuing education programs shall be developed by the Company’s Secretary and overseen by the Governance Committee of the Board.

XIII.	Management Evaluation and Management Succession

The Human Resources Committee also shall establish the compensation package of the Chief Executive Officer. It also shall review and approve the compensation packages of the officers of the Company who report directly to the Chief Executive Officer and the Chief Operating Officer, and any other officers whose compensation is required to be disclosed in detail in the Company’s regular annual proxy statement.

The Human Resources Committee shall evaluate the performance of the senior management of the Company and shall present its findings to the full Board. The Human Resources Committee also shall review and report to the Board on the Company’s succession planning, including succession planning in the case of the incapacitation, retirement or removal of the CEO.

The CEO shall provide an annual report to the Human Resources Committee recommending and evaluating potential successors, along with a review of any development plans recommended for such individuals. The CEO shall also provide to the Board, on an ongoing basis, his or her recommendation as to a successor in the event of an unexpected emergency.

XIV.	Annual Performance Evaluation

The Board, led by the Governance Committee, shall establish and conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance Committee shall oversee the evaluation with each director completing a questionnaire developed by the Governance Committee with respect to various criteria. The collective evaluations shall be compiled in advance of the review session and shall be presented by the Chairman of the Governance Committee to the full Board for discussion. This process shall also include annual self-assessments by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established on the basis of its charter.

XV.	Evaluation of Individual Director Performance

It is the policy of the Board to have the Governance Committee assess, on the basis of established criteria, the performance of each individual director standing for re-election at the next shareowners meeting. The established criteria shall address each director’s core competencies, independence and level of commitment.

The Governance Committee shall consider not only an individual’s qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time. The Governance Committee also shall consider the impact of any change in the principal occupation of existing directors. Upon completion of the individual director evaluation process, the Committee shall report to the full Board its conclusions and recommendations for nominations to the Board.

It is the policy of the Board that the Governance Committee also should review and consider the performance of any individual director if a situation were to arise that interfered with the proper performance of his or her duties as a member of the Board.

EXHIBIT B

INGRAM MICRO INC.

AUDIT COMMITTEE CHARTER

Adopted March 23, 2004

I.	Purpose of Committee

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Ingram Micro Inc. (the “Corporation”) is to discharge its responsibilities as set forth in the Corporation’s Amended and Restated Bylaws and to assist the Board’s oversight of:

•	The integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting, legal and ethical compliance.

•	The Corporation’s compliance with legal and regulatory requirements.

•	The independence and performance of the Corporation’s independent external auditors and internal audit department.

In addition, the Committee is charged with providing an avenue of open communication among the Corporation’s independent external auditors, management, internal audit department, and Board of Directors.

II.	Committee Membership

The Committee shall be comprised of three or more directors, all of whom in the business judgment of the Board of Directors shall be independent in accordance with the rules and regulations of the Securities and Exchange Commission and New York Stock Exchange listing standards. Each member shall in the business judgment of the Board of Directors have the ability to read and understand the Corporation’s financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the business judgment of the Board of Directors be a financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the financial expert) shall in the business judgment of the Board of Directors have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards.

The Board shall appoint the members of the Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	Committee Structure and Operations

The Board shall designate one member of the Committee as its chairman. The Committee shall meet in person or telephonically at least four times per year at a time and place determined by the Committee’s chairman, with further meetings to occur when deemed necessary or desirable by the Committee or its chairman. An agenda of matters to be addressed shall be distributed in advance of each meeting. The Committee shall maintain minutes of its meetings and report to the Board on a regular basis, but not less than once per year.

The Committee shall meet privately in executive sessions at least annually with management, the senior executive of the internal audit department, the independent external auditors, and by itself to discuss any matters that the Committee or each of these groups believe should be discussed.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

IV.	Committee Duties and Responsibilities

In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Governance Committee and the Board of Directors for approval and have it published at least once every three years in accordance with Securities and Exchange Commission regulations.

2.	Review and discuss the Corporation’s annual audited financial statements and related footnotes and quarterly financial statements to be included in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and discuss with management and the independent external auditors any significant issues regarding accounting principles, practices and judgments reflected therein prior to any public release, filing or distribution.

3.	Review and discuss the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, as required by New York Stock Exchange listing standards.

4.	Review and discuss any significant changes to the Corporation’s accounting principles and practices and any items required to be communicated by the independent external auditors in accordance with Statements of Auditing Standards Nos. 61 and 100, as amended from time to time, or any other relevant provisions of generally accepted auditing standards.

5.	Review and discuss the Corporation’s Annual Report on Form 10-K with management and the independent external auditors, and if in an acceptable form to the Committee, recommend to the Board of Directors approval of such Annual Report on Form 10-K.

6.	Discuss the Corporation’s policies with respect to risk assessment and risk management. As requested by management or determined by the Committee to be necessary, in consultation with management, the independent external auditors and the internal auditors, consider the integrity of the Corporation’s financial reporting processes and controls. As requested by management or determined by the Committee to be necessary, review significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. As requested by management, the independent external auditors or the senior executive of the internal audit department, or as determined by the Committee to be necessary, review significant findings prepared by the independent external auditors or the internal audit department together with management’s responses, as well as the status of previous recommendations.

7.	Review financial and accounting organizational structure and executive succession planning for the Corporation’s financial and accounting functions.

Independent External Auditors

8.	Appoint the independent external auditors for the purpose of preparing or issuing an audit report on the Corporation’s annual financial statements or performing related work and set their compensation.

9.	Review and discuss the independent external auditors’ audit plan with regard to its scope, staffing, locations, reliance upon management and the internal audit department, and general audit approach, the estimated fees and other matters pertaining to such audit as the Committee may deem appropriate.

10.	Pre-approve all audit and permitted non-audit services to be performed by the independent external auditors; provided, however, that the Committee may, in its discretion, elect to delegate the authority to pre-approve such services to one or more members of the Committee and, if permissible by rules and regulations of the Securities and Exchange Commission, to management, who shall report any decision to pre-approve any such services to the full Committee at its regularly scheduled meetings.

11.	Establish clear hiring policies for employees or former employees of the independent external auditors

12.	On at least an annual basis, receive and review:

a. a report by the independent external auditors describing (i) the independent external auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

b. all other reports from the independent external auditors, including the annual comments from the independent external auditors on accounting procedures and systems of control.

13.	Receive from the independent external auditors the report required by Independence Standards Board Standard No. 1, or any successor thereto, as in effect at that time and discuss it with the independent external auditors.

14.	On at least an annual basis, ensure that the independent external auditors submit a formal written statement delineating all their relationships with the Corporation. Review and discuss with the independent external auditors all significant relationships they have with the Corporation that could impair their independence.

15.	Review with the independent external auditors any audit problems or difficulties and management’s response.

Internal Audit Department and Legal Compliance

16.	On at least an annual basis, review the charter, budget, plan, activities, organizational structure and qualifications of the internal audit department and its effectiveness, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing. As requested by management or the senior executive of the internal audit department or as determined by the Committee to be necessary, review changes in the foregoing. The internal audit department shall be responsible to management, but have a direct reporting responsibility to the Board of Directors through the Committee.

17.	Review and concur in the appointment, performance, and replacement of the senior executive of the internal audit department.

18.	As requested by management or the senior executive of the internal audit department or as determined by the Committee to be necessary, review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

19.	On at least an annual basis, review with the Corporation’s general counsel any legal matters that could have a significant impact on the Corporation’s financial statements, the Corporation’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

20.	Review and recommend to the Board of Directors approval of the Corporation’s annual compliance plan and review the adequacy of management’s system for monitoring compliance with the Corporation’s policies on associate conduct.

Other Committee Responsibilities

21.	Annually prepare a report to shareowners for inclusion in the Corporation’s proxy statement for its annual meeting of shareowners covering the matters required by the Securities and Exchange Commission.

22.	Establish and maintain procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Corporation’s accounting, internal controls or auditing matters.

23.	Perform any other activities consistent with this Charter, the Corporation’s Amended and Restated Bylaws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

24.	Maintain minutes of the Committee’s meetings and regularly report to the Board of Directors on the Committee’s performance of its purposes and responsibilities.

V.	Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of the Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairman of the Committee or any other member of the Committee designated by the Committee to make this report.

VI.	Public Disclosure of Committee Charter

A copy of the Committee’s Charter shall be posted on the Corporation’s website.

VII.	Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to consult with and obtain information from the executive officers and other employees of the Corporation. The Corporation’s independent external auditors and internal audit department are ultimately accountable to the Committee. The Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities and has direct access to the independent auditors as well as anyone in the organization. The Committee may retain, at the Corporation’s expense, such special legal, accounting or other consultants or experts as it deems necessary in the performance of its duties.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent external auditors. Members of the Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the Directors generally.

EXHIBIT C

INGRAM MICRO INC.

HUMAN RESOURCES COMMITTEE CHARTER

Adopted March 23, 2004

I.	Purpose of the Committee

The purpose of the Human Resources Committee (the “Committee”) of the Board of Directors of Ingram Micro Inc. (the “Corporation”) is to discharge the responsibilities of the Board of Directors relating to compensation of the Corporation’s chief executive officer (“CEO”) and other executives. In addition, the Committee shall be responsible for general compensation strategies and policies relating to the Corporation’s associates, and shall review and report to the Board on the Corporation’s key strategic and operational human resource issues, ensuring that investments in human assets provide maximum return to all partners – associates, customers, shareowners and vendors.

II.	Committee Membership

The Committee shall be comprised of three or more directors. A person may serve on the Committee only if the Board of Directors determines that he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and (iii) is “independent” in accordance with New York Stock Exchange listing standards.

The Board shall appoint the members of the Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	Committee Structure and Operations

The Board shall designate one member of the Committee as its chairman. The Committee shall meet in person or telephonically at least four times per year at a time and place determined by the Committee’s chairman, with further meetings to occur when deemed necessary or desirable by the Committee or its chairman. An agenda of matters to be addressed shall be distributed in advance of each meeting. The Committee shall maintain minutes of its meetings and report to the Board on a regular basis, but not less than once per year.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

IV.	Committee Duties and Responsibilities

In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

1.	Establish annual and long-term performance goals and objectives for the Corporation’s executive officers.

2.	Establish the compensation and evaluate the performance of the CEO and other executive officers in light of the approved performance goals and objectives.

3.	Set the compensation level of the CEO and other executive officers based upon the evaluation of the performance of the CEO and the other executive officers, respectively.

4.	Make recommendations to the Board of Directors with respect to incentive-based compensation plans and equity-based plans.

5.	Administer all stock related compensation plans, including granting options and awards under the Corporation’s stock-based compensation plans.

6.	Establish general compensation strategy and philosophy, including reviewing competitive analyses, policies and programs for the Corporation.

7.	Review and approve appointments to the Corporation’s Benefits Administration Committee.

8.	Oversee succession-planning processes and key leader succession plans.

9.	Oversee work environment assessment and improvement.

10.	Produce a Committee report on executive compensation as required by the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission.

In discharging its duties and responsibilities, the Committee may choose to establish guidelines for executive compensation programs, and then delegate to management the authority and responsibility to administer the guidelines within the established programs.

In discharging its duties and responsibilities, the Committee shall review and, where appropriate, take action with respect to the following matters:

1.	Any salary adjustment or award of incentive compensation, stock options or other stock-based awards, or other bonus compensation to an executive officer of the Corporation or any of its subsidiaries who reports directly to the Corporation’s CEO or chief operating officer.

2.	The design and payment criteria of any incentive compensation plan in which the Corporation’s executive officers will participate.

3.	Any material changes in compensation, benefit or incentive plans of an executive officer of the Corporation or any of its subsidiaries who reports directly to the Corporation’s CEO or chief operating officer.

4.	Any employment agreement or severance agreement involving an executive officer of the Corporation or any of its subsidiaries who reports directly to the Corporation’s CEO or chief operating officer.

5.	Any awards under and modifications to the Corporation’s stock-based compensation plans.

6.	Any recommendation to the Board for the adoption of new stock- based compensation programs.

In determining the long-term incentive component of the compensation for the Corporation’s CEO and other executive officers, the Committee may consider the following: (i) the Corporation’s performance and relative shareowner return; (ii) the value of similar incentive awards to chief executive officers and executive officers at comparable companies; and (iii) the awards given to the Corporation’s CEO and executive officers in previous years.

V.	Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of the Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairman of the Committee or any other member of the Committee designated by the Committee to make this report.

VI.	Public Disclosure of Committee Charter

A copy of the Committee’s Charter shall be posted on the Corporation’s website.

VII.	Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to consult with and obtain information from the executive officers and other employees of the Corporation and to retain, at the Corporation’s expense, counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a compensation consultant to assist in the evaluation of the compensation of the Corporation’s CEO or other executive officers, to terminate any consultant retained by it, and to approve the consultant’s fees and other retention terms.

EXHIBIT D

INGRAM MICRO INC.

GOVERNANCE COMMITTEE CHARTER

Adopted March 23, 2004

I.	Purpose of Committee

The purpose of the Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Ingram Micro Inc. (the “Corporation”) is to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation and thereafter recommend such changes as it deems appropriate to maintain effective corporate governance. In addition, the Committee shall nominate individuals for election as members of the Board and recommend to the Board individuals for appointment to its committees.

II.	Committee Membership

The Committee shall consist solely of three or more members of the Board, each of whom is, in the business judgment of the Board, “independent” under the rules of the New York Stock Exchange, Inc.

The Board shall appoint the members of the Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	Committee Structure and Operations

The Board shall designate one member of the Committee as its chairman. The Committee shall meet in person or telephonically at least four times per year at a time and place determined by the Committee’s chairman, with further meetings to occur when deemed necessary or desirable by the Committee or its chairman. An agenda of matters to be addressed shall be distributed in advance of each meeting. The Committee shall maintain minutes of its meetings and report to the Board on a regular basis, but not less than once per year.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

IV.	Committee Duties and Responsibilities

In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

1.	Make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board.

2.	Identify individuals believed to be qualified to become Board members, and determine nominees to stand for election as directors at the annual meeting of shareowners or, if applicable, at a special meeting of shareowners. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board) which is to be filled by the Board, the Committee shall recommend to the Board an individual to fill such vacancy. In nominating candidates, the Committee shall comply with the requirements of the Corporation’s Bylaws and take into consideration such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by other directors, management or shareowners, but is not required to do so except as required by the Corporation’s Bylaws.

3.	In the case of a director nominee to fill a Board vacancy created by an increase in the size of the Board, determine the class of directors in which the individual should serve.

4.	Identify Board members qualified to fill vacancies on any committee of the Board and recommend that the Board appoint the identified member or members to the respective committee. Recommend to the Board the individual committee member who should be appointed chairman of the committee. In nominating a candidate for committee membership or chairman, the Committee shall take into consideration the factors set forth in the Corporation’s Bylaws and the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

5.	Review and make recommendations to the Board on the amount and composition of non-employee director compensation.

6.	Review and make recommendations with respect to organization, processes and practices of the Board, including policies with respect to the size of the Board; the desired qualifications of directors; the types, function, size and membership of Board committees; the structure and number of meetings of the Board; the appropriateness and adequacy of information supplied to the Board before and during meetings; orientation of new directors; and Board retirement and tenure policies.

7.	Review and make recommendations with respect to the roles and effectiveness of the Board and its committees in the corporate governance process.

8.	Review and make recommendations to the Board with respect to the adoption and amendment of the charters of other committees.

9.	Establish procedures for the Committee to exercise oversight of the evaluation of the Board, its members and committees.

10.	Review and make recommendations to the Board regarding proposals from shareowners that relate to corporate governance and director nominations.

11.	Adopt policies relating to shareowner communications, director nominees by shareowners and Board attendance at the annual meeting of shareowners.

12.	Develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and review those principles at least once per year.

13.	Develop and recommend to the Board a code of conduct applicable to members of the Board, officers and associates of the Corporation, periodically review the code and recommend such changes as may be appropriate.

14.	Prepare and issue the evaluation required under “Performance Evaluation” below.

15.	Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

V.	Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of the Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairman of the Committee or any other member of the Committee designated by the Committee to make this report.

VI.	Public Disclosure of Committee Charter

A copy of the Committee’s Charter shall be posted on the Corporation’s website.

VII.	Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to consult with and obtain information from the executive officers and other employees of the Corporation and to retain, at the Corporation’s expense, counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a consultant or search firm to be used to identify director candidates, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms.

EXHIBIT E

INGRAM MICRO INC.
A DELAWARE CORPORATION

Policies on Board Communications with Shareowners

Adopted March 23, 2004

I.	General Philosophy of Board Communications

The Board of Directors (the “Board”) of Ingram Micro Inc., a Delaware Corporation (the “Company”) believes that it is, in general, the responsibility of management to speak for the Company in normal business communications with outside parties, e.g., investors, the press, and industry associations. Except where the Board deems appropriate, Directors will only engage in such communications at the request of management.

II.	Notices to Corporate Secretary

Shareowners of the Company may contact the members of the Board, individually or as a group, by a letter or other written statement which is clearly addressed to them, states the type and amount of the Company’s securities held by the security holder, and is sent to the Company’s Secretary at the following address:

Corporate Secretary
Worldwide Legal Department
Ingram Micro Inc.
1600 East Saint Andrew Place
Santa Ana, California 92705

III.	Notices Forwarded to Board of Directors

The Corporate Secretary will promptly forward shareowner communications so received to the Company’s Board of Directors or to the individual Director or Directors to whom the communication was addressed. Communications addressed to an individual Director may be shared with the full Board or management at the Board’s discretion. Concerns communicated to the Board ordinarily will be addressed through the Company’s regular procedures for addressing such matters. Depending upon the nature of the concern, it may be referred to the Company’s Internal Audit Department, the Legal or Finance Department, or other appropriate departments. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the full Board, or that they receive special treatment, including the retention of outside counsel or other outside advisors.

The status of concerns communicated to the Board will be reported periodically to the Chairman and/or the Chair of the Audit Committee, as appropriate. Whether or how the Board will respond to a shareowner that has communicated to the Board through these procedures is a matter within the discretion of the Board.

IV.	Posting of Shareowner Communications Procedures

The procedures for contacting the Board of Directors will be published in:

a.	The “Corporate Governance” section of the Company’s Web site; and

b.	The Company’s Annual Report to Shareowners.

E-1

EXHIBIT F

INGRAM MICRO INC.
A DELAWARE CORPORATION

Procedures for Shareowner Nominations of Candidates for Directors

Adopted March 23, 2004

I.	Governance Committee Responsibility

The Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Ingram Micro Inc., a Delaware Corporation (the “Company”) will receive, review and evaluate shareowner nominations of candidates for election to the Board.

II.	Written Notice By Shareowner

Any shareowner desiring to propose a candidate for election to the Board may do so by mailing to the Company’s Secretary a written notice that identifies the candidate and includes the information required below. Upon receipt, the Secretary will forward to the Committee the notice and the other information provided. The notice and supporting information should be sent to the Secretary at the following address:

Corporate Secretary
Worldwide Legal Department
Ingram Micro Inc.
1600 East Saint Andrew Place
Santa Ana, California 92705

III.	Content of Notice

The written notice must include the following:

a.	The name of the nominating shareowner, and the address(es) and phone number(s) at which the nominating shareowner can be contacted;

b.	Evidence of the number of the Company’s Common Shares, $1.00 par value, held by the nominating shareowner, a statement of how long the nominating shareowner has held those shares, and a statement that the nominating shareowner will continue to hold those shares at least through the Company’s next Annual Meeting of Shareowners;

c.	The candidate’s full name, together with address(es) and phone number(s) where the candidate can be contacted;

d.	A statement of the candidate’s qualifications and experiences, and any other qualities that the nominating shareowner believes that the candidate would bring to the Board;

e.	A statement, signed by both the nominating shareowner and the candidate: (i) that the nominating shareowner and the candidate currently do not have, and in the prior three (3) years have not had, directly or indirectly, any business, professional or other relationship, and that the nominating shareowner and the candidate do not have any agreement, arrangement or understanding with respect to the candidate’s proposed service as a member of the Board (“Director”) of the Company; or (ii) if either of the foregoing statements is incorrect in any way, describing in detail the business, professional or other relationship or the agreement, arrangement or understanding, as applicable;

f.	The candidate’s resume, which must include at a minimum a detailed description of the candidate’s business, professional or other appropriate experience for at least the last ten (10) years, a list of other boards of directors of public companies (if any) on which the candidate currently serves or on which he or she served in the last five (5) years, undergraduate and post-graduate educational information (if applicable) and at least three (3) business, professional or personal references for the candidate (in addition to the nominating shareowner); and

g.	A written statement, signed by the candidate, agreeing that if he or she is selected by the Committee and the Board, he or she will (i) be a nominee for election to the Board, (ii) provide all information necessary for the Company to include in the Company’s Proxy Statement under applicable SEC or NYSE rules, and (iii) serve as Director if he or she is elected by shareowners.

The nominating shareowner may also include any additional information that the shareowner believes is relevant to the Committee’s consideration of the candidate. If a shareowner proposes a candidate without submitting all of the foregoing items, the Committee may, in its discretion, reject the proposed candidate, request more information from the nominating shareowner, or consider the proposed candidate while reserving the right to request more information. In addition, the Committee further reserves the right to limit each shareowner to one (1) proposed candidate in any calendar year and not to consider any additional candidate(s) proposed by such shareowner or affiliates of such shareowner.

IV.	Committee’s Consideration

It is the policy of the Committee to review and evaluate each candidate for nomination submitted by shareowners in accordance with these procedures on the same basis as candidates that are suggested by the Company’s Board members or executive officers or by other sources, which may include professional search firms retained by the Committee. The Committee will give strong preference to candidates that are likely to be deemed independent from the Company under SEC and NYSE rules. Likewise, as to shareowner-proposed candidates, the Committee may give more weight to candidates who are unaffiliated with the shareowner proposing their nomination and to candidates who are proposed by long-standing shareowners with significant share ownership (i.e., greater than 1% of the Company’s Common Stock that have been owned for more than 2 years).

When considering an individual candidate’s suitability for the Board, the Committee will evaluate each individual on a case-by-case basis. In nominating candidates, the Committee shall comply with the requirements of the Company’s Bylaws and take into consideration such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size to the Company, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by other directors, management or shareowners, but is not required to do so except as required by the Company’s Bylaws. The Committee may choose, in individual cases, to conduct interviews with the candidate and/or contact references, business associates, other members of Boards on which the candidate serves or other appropriate persons to obtain additional information. Such background inquiries may also be conducted, in whole or in part, on the Committee’s behalf by third parties, such as professional search firms. The Committee will make its determinations on whether to nominate an individual candidate based on the Board’s then-current needs, the merits of each such candidate and the qualifications of other available candidates. If a candidate is not nominated, the Committee will have the discretion to reconsider his or her candidacy in connection with future vacancies on the Board.

The Committee’s decision not to nominate a particular individual for election to the Board will not be publicized by the Company. The Committee will have no obligation to respond to shareowners who propose candidates that the Committee has determined not to nominate for election to the Board, but the Committee may choose to do so in its sole discretion.

V.	Timing of Proposals

Shareowners may propose candidates to the Committee pursuant to these procedures at any time. However, to be considered by the Committee in connection with the Company’s next Annual Meeting of Shareowners (held in the second quarter of each year), the Secretary must receive the shareowner’s proposal and the information required above on or before December 30th of the year immediately preceding such Annual Meeting.

DETACH HERE PROXY INGRAM MICRO INC.
ANNUAL MEETING OF SHAREOWNERS
MAY 25, 2004

P R O X Y
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareowner of Ingram Micro Inc. (the “Company”), hereby appoints Thomas A. Madden and Larry C. Boyd, and each of them individually, as Proxies to represent and vote all of the Company’s Class A common stock held of record as of the end of the business day on March 26, 2004 by the undersigned, each with full power of substitution, at the Annual Meeting of Shareowners of the Company, to be held on Tuesday, May 25, 2004, beginning at 10:00 a.m. (local time) at the Company’s Santa Ana campus, 1600 East St. Andrew Place, Santa Ana, California 92705, and at any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSAL 1. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD, VOTE VIA TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS OF THIS PROXY CARD, OR ATTEND THE MEETING AND VOTE IN PERSON.

If this Proxy relates to shares held for the undersigned in the Ingram Micro Inc. 401(k) Investment Savings Plan, then, when properly executed, it shall constitute instructions to the plan trustee to vote in the manner directed herein.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

INGRAM MICRO INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.	Election of Directors. Nominees for election as Class III Directors (terms expiring in 2007) (01) Orrin H. Ingram II, (02) Michael T. Smith and (03) Joe B. Wyatt Nominee for election as Class I Director (term expiring in 2005) (04) Howard I. Atkins	2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

FOR☐	☐WITHHELD

☐

For all nominee(s) except as written above

Mark box at right if you plan to attend the Annual Meeting.	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: